As filed with the Securities and Exchange Commission on December 16, 2004

                                                     Registration No. 333-l00259
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             AMENDMENT NO. 4 TO

                                 FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LAURIER INTERNATIONAL, INC.
                (Name of small business issuer in its charter)

          Delaware                       2741                     52-2286452
  (State or Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization) Classification Code Number)   Identification No.)

                             101-1870 Parkinson Way
                           Kelowna, BC, Canada V1Y 8C9
                                  250-712-9354
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                              Robert C. Weaver, Jr.
                                 721 Devon Court
                            San Diego, CA 92109-8007
                                 (858) 488-4433
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed      Proposed
                                        Maximum       Maximum
                                        Offering      Aggregate       Amount of
Title of Each Class    Amount to be     Price Per     Offering      Registration
of Securities          Registered       Share (1)      Price            Fee
--------------------------------------------------------------------------------
Common Stock,            501,000          $.30        $150,300         $13.83
$.0001 par value
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED DECEMBER 1, 2004


                                   PROSPECTUS

                           LAURIER INTERNATIONAL, INC.

                              501,000 Common Shares

All of the common shares offered through this prospectus are from selling shareholders named herein.

We will not receive any of the proceeds from shares sold. The selling shareholders may sell the shares of common stock described in this prospectus at $.30 per share until our shares are quoted on the OTC Bulletin Board or on an exchange, and thereafter at prevailing market prices or privately negotiated prices.

There are no underwriters or underwriting arrangements.

There are no underwriting discounts or commissions.

Our common stock is presently not traded on any market or securities exchange.


INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE 2.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this prospectus is December 1, 2004

[Inside Front Cover Page]

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
SUMMARY .....................................................................  1
RISK FACTORS ................................................................  2
WE ARE A DEVELOPMENT STAGE ENTITY, HAVE HAD NO SIGNIFICANT OPERATING HISTORY
OR FINANCIAL RESOURCES, NOR REVENUES OR EARNINGS SINCE OUR INCEPTION, WHICH
MAKES IT DIFFICULT TO EVALUATE OUR PROSPECTS ................................  2
COMPETITION IN OUR INDUSTRY IS INTENSE AND OUR COMPETITORS INCLUDE LARGE COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES THAN US THIS COMPETITION MAY
CAUSE US TO HAVE LOWER PROFIT MARGINS AND DECREASED SALES ...................  2
THE LOSS OF ANY OF OUR KEY PERSONNEL, BECAUSE OF THEIR EXPERIENCE WITH OUR PRODUCTS, AND US WOULD DISRUPT ALL ASPECTS OF OUR BUSINESS AND OUR FINANCIAL
PERFORMANCE WOULD SUFFER ....................................................  3
IF WE ARE ABLE TO GROW OUR BUSINESS, FAILURE TO RAISE ADDITIONAL CAPITAL TO
FUND FUTURE OPERATIONS COULD CAUSE US TO HAVE INSUFFICIENT CAPITAL TO BUILD
AND SHIP OUR PRODUCTS AND, AS A CONSEQUENCE, RENDER US UNABLE TO GENERATE
SALES AND PROFITS ...........................................................  3
LOSS, MISUSE OR MISAPPROPRIATION OF OUR PROPRIETARY RIGHTS COULD CAUSE US TO LOSE OUR COMPETITIVE ADVANTAGE AND PRICING IN THE MARKETPLACE AND OUR PRICING
POWER, PROFITS AND SALES MAY BE REDUCED .....................................  3
THE OFFERING PRICE WILL BE AT $ 30 PER SHARE UNTIL OUR SHARES ARE QUOTED ON
THE OTC BULLETIN BOARD OR ON AN EXCHANGE  THE PRICE MAY HAVE NO RELATIONSHIP
TO THE FUNDAMENTAL VALUE OF THE COMPANY AND YOU MAY LOSE A SIGNIFICANT PART
OF YOUR INVESTMENT IF THE PRICE GOES DOWN ...................................  4
THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES UNLESS WE ARE ABLE TO HAVE OUR SECURITIES QUOTED IN A PUBLIC MARKET A SHAREHOLDER MAY FIND IT DIFFICULT TO SELL OUR SECURITIES OR OBTAIN ACCURATE QUOTATIONS AS TO THEIR
MARKET VALUE ................................................................  4
THE SALE OF SHARES OF OUR COMMON STOCK RESULTING FROM THIS OFFERING MAY NEGATIVELY AFFECT OUR STOCK PRICE BECAUSE MORE SHARES WILL BE AVAILABLE FOR
SALE ........................................................................  4
THE TRADABILITY OF OUR SECURITIES MAY BE LIMITED BY "PENNY STOCK RULES" WHICH MAY CAUSE YOU DIFFICULTY SHOULD YOU WISH TO SELL YOUR SHARES SINCE COMPLIANCE WITH THESE RULES RESTRICT THE ABILITY OF BROKER DEALERS TO MARKET OUR STOCK.. 4 BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, YOU WILL ONLY BE ABLE TO
BENEFIT FROM HOLDING OUR STOCK IF THE STOCK PRICE APPRECIATES ...............  5
CONCENTRATION OF OWNERSHIP AMONG OUR EXISTING EXECUTIVE OFFICERS, DIRECTORS
AND PRINCIPAL STOCKHOLDERS MAY PREVENT NEW INVESTORS FROM INFLUENCING
SIGNIFICANT CORPORATE DECISIONS AND MAY PREVENT A CHANGE OF CONTROL .........  5
FORWARD LOOKING STATEMENTS ..................................................  5
PLAN OF OPERATION ...........................................................  6
BUSINESS ....................................................................  9
MANAGEMENT .................................................................. 18
CERTAIN TRANSACTIONS ........................................................ 21
PRINCIPAL SHAREHOLDERS                                                        23
SELLING SHAREHOLDERS ........................................................ 24
DESCRIPTION OF SECURITIES ................................................... 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .................... 25
DETERMINATION OF OFFERING PRICE ............................................. 26
PLAN OF DISTRIBUTION ........................................................ 26
LEGAL MATTERS ............................................................... 28
EXPERTS ..................................................................... 28
FINANCIAL STATEMENTS ....................................................... F-1

                                     SUMMARY

LAURIER INTERNATIONAL, INC.

     We operate through our wholly owned subsidiary, Geotheatre Productions, Inc. We develop, design, produce and market a unique collection of Educational Learning Resources based primarily on kinesthetic, hands-on learning techniques in Geography and Social Studies for the primary and elementary grades. The market for the product line is Public and Independent Schools, Corporate and Private Daycare Institutions and all Educators.

     Our offices, and the offices of Geotheatre Productions, Inc., are at #101-1870 Parkinson Way, Kelowna, British Columbia V1Y 8C9 Canada; telephone 250-712-9354.

THIS OFFERING

Securities offered:       501,000 common shares by selling shareholders.

Offering price:           The selling shareholders may sell the shares of common
                          stock described in this prospectus at $.30 per share until our shares are quoted on the OTC Bulletin Board or on an exchange, and thereafter at prevailing market or negotiated prices.

Common stock outstanding:
before the offering:      5,501,000 shares.
after the offering:       5,501,000 shares.

Use of Proceeds:          We will not receive any proceeds from the sale of the
                          Shares offered by the selling shareholders.

SUMMARY FINANCIAL DATA

     The following consolidated summary financial information has been derived from the financial statements that are included in this prospectus.


Statement of Operations          9 months         3 months          3/8/2000
                                  ended            ended            through
                                9/30/2004        9/30/2004         9/30/2004
                                ---------        ---------         ---------
Revenues                      $         0       $         0       $         0
Expenses                      $     6,529       $     2,090       $   135,799
Net income (loss)             $    (6,529)      $    (2,090)      $  (135,799)
Basic earnings
 (loss) per share             $        (0)      $        (0)
Weighted average shares
 Outstanding                    5,501,000         5,501,000

Balance Sheet as of            9/30/2004         12/31/2003
                               ---------         ----------
Current assets                $     2,416       $     2,163
Total assets                  $     4,177       $     4,452
Total liabilities             $    52,113       $    45,859
Total stockholders' equity    $   (47,936)      $   (41,407)

                                 RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in shares of our common stock. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. In this case, you might lose all or part of your investment in our common stock. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business operations.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE ENTITY, HAVE HAD NO SIGNIFICANT OPERATING HISTORY OR FINANCIAL RESOURCES, NOR REVENUES OR EARNINGS SINCE OUR INCEPTION, WHICH MAKES IT DIFFICULT TO EVALUATE OUR PROSPECTS.

     We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least during the foreseeable future. This may result in our incurring a net operating loss for an indefinite period of time. There is limited operating history on which you can base your evaluation of the business and prospects of these operations.

COMPETITION IN OUR INDUSTRY IS INTENSE AND OUR COMPETITORS INCLUDE LARGE COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES THAN US. THIS COMPETITION MAY CAUSE US TO HAVE LOWER PROFIT MARGINS AND DECREASED SALES.

     The learning industry is intensely competitive, rapidly evolving and subject to technological change. Demand for our products may be adversely affected by the increasing number of competitive products from which a prospective customer may choose. We compete primarily against other organizations offering educational and training products and services. Our competitors include several large companies with substantially greater financial, technical and marketing resources than ours. We compete with comprehensive curriculum publishers and companies providing single-title retail products. Existing competitors may broaden their product lines and potential competitors may enter the market and/or increase their focus our type of products, resulting in greater competition for us. Increased competition in our industry could result in price reductions, reduced operating margins or loss of market share, which could seriously harm our business and operating results. In the future, should large companies who supply mapping and educational resources into the school market, develop an interest in a product that uses hands on manipulative resources based on performance learning, they could represent, because of their financial resources, a significant challenge. Should such a circumstance arise, it would be vital for us to seek a strategic alliance with such an organization with its financial resources in order to market the Geotheatre Product Line into a more competitive environment. This might include licensing our product to such a 3rd party on a royalty basis. Should such an alliance not materialize, the company would face a serious need to diversify or all aspects of the business could suffer.

THE LOSS OF ANY OF OUR KEY PERSONNEL, BECAUSE OF THEIR EXPERIENCE WITH OUR PRODUCTS, AND US WOULD DISRUPT ALL ASPECTS OF OUR BUSINESS AND OUR FINANCIAL PERFORMANCE WOULD SUFFER.

     Our key personnel developed our products. Loss of the services of any of key management personnel would adversely affect development of our business and our likelihood of continuing operations. None of our management has entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of our management.

IF WE ARE ABLE TO GROW OUR BUSINESS, FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD CAUSE US TO HAVE INSUFFICIENT CAPITAL TO BUILD AND SHIP OUR PRODUCTS AND, AS A CONSEQUENCE, RENDER US UNABLE TO GENERATE SALES AND PROFITS.

     We are not yet profitable and do not yet have sales. We do not currently have a need for additional capital. However, we may not be able to raise capital in the future to meet our liquidity needs and finance our operations and future growth. We will receive no proceeds from this offering. Existing cash resources are anticipated to be sufficient to satisfy our operating cash needs for the foreseeable future. However, lack of operating profit, cash flow, or stockholders' equity may impair our future ability to raise additional funds to finance operations. As a result, we may not be able to maintain adequate liquidity to support our operations or enable future growth.

LOSS, MISUSE OR MISAPPROPRIATION OF OUR PROPRIETARY RIGHTS COULD CAUSE US TO LOSE OUR COMPETITIVE ADVANTAGE AND PRICING IN THE MARKETPLACE AND OUR PRICING POWER, PROFITS AND SALES MAY BE REDUCED.

     Our success depends in part on our intellectual property rights to the products and services that we develop. We rely primarily on statutory and common law copyright laws to protect our proprietary rights. We have no knowledge of the unauthorized copying of our products. However, if such copying or misuse were to occur to any substantial degree, our operating results could be adversely affected. In addition, our lack of registration may make it difficult to protect our copyrights.

     Although we believe our products and services have been independently developed and that none of our products or services infringes on the rights of others, third parties may assert infringement claims against us in the future. We may be required to modify our products, services or technologies or obtain a license to permit our continued use of those rights. We may not be able to do so in a timely manner or upon reasonable terms and conditions. Failure to do so could harm our business and operating results.

THE RIGHT TO MANUFACTURE AND SELL OUR PRODUCTS IS BASED ON AND EXCLUSIVE LICENSE AGREEMENT. IF WE BREACH ANY OF THE TERMS OF THIS AGREEMENT WE COULD LOSE OUR RIGHT TO MANUFACTURE AND SELL THESE PRODUCTS AND BE UNABLE TO CONTINUE OUR BUSINESS.

     All of our products are owned by the Braceys, who are also our officers and directors. We have a license agreement with them for the exclusive use and sale of these products in Canada and the United States that requires us, among other things, to make a minimum payment of $18,000 per year to the Braceys. We have never made a payment to the Braceys under that agreement and on September 15,

2003, the exclusive license agreement was amended to waive the payment or accrual of the minimum annual royalty until January 1, 2005. After that date the Braceys could enforce this provision of the agreement at any time and render us unable to continue business. See "CERTAIN TRANSACTIONS."

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

THE OFFERING PRICE WILL BE AT $.30 PER SHARE UNTIL OUR SHARES ARE QUOTED ON THE OTC BULLETIN BOARD OR ON AN EXCHANGE. THE PRICE MAY HAVE NO RELATIONSHIP TO THE FUNDAMENTAL VALUE OF THE COMPANY AND YOU MAY LOSE A SIGNIFICANT PART OF YOUR INVESTMENT IF THE PRICE GOES DOWN.

     The initial offering price of $.30 before our shares are quoted on the OTC Bulletin Board or on an exchange is only a subjective estimate of where the stock will trade. Our offering price may bear no relation to our assets, book value, or any other customary investment criteria, including our prior operating history or lack thereof. Consequently, the price of our stock will be subject to high volatility and possibly significant decreases.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES. UNLESS WE ARE ABLE TO HAVE OUR SECURITIES QUOTED IN A PUBLIC MARKET A SHAREHOLDER MAY FIND IT DIFFICULT TO SELL OUR SECURITIES OR OBTAIN ACCURATE QUOTATIONS AS TO THEIR MARKET VALUE.

     Initially, we intend to apply for quotation of our securities on the OTC Bulletin Board or an exchange, at such time as we meet the listing standards. There can be no assurance that a public market will ever be established. Absent a public market for our common stock, an investment in our shares should be considered illiquid. Even if a public market is established, it is unlikely a liquid market will develop. Because of our relatively small size and limited revenues, the investment community may show little or no interest in our securities and investors may not be readily able to liquidate their investment, if at all. Investors seeking liquidity in a security should not purchase our shares of common stock. Purchasers of our shares of common stock will face significant obstacles if they wish to resell the shares.

THE SALE OF SHARES OF OUR COMMON STOCK RESULTING FROM THIS OFFERING MAY NEGATIVELY AFFECT OUR STOCK PRICE BECAUSE MORE SHARES WILL BE AVAILABLE FOR SALE.

     Our stockholders could sell substantial amounts of our common stock in the public market through this offering. As a result, the aggregate number of shares of our common stock available to the public would increase and, consequently, the price of our common stock could decline.

THE TRADABILITY OF OUR SECURITIES MAY BE LIMITED BY "PENNY STOCK RULES" WHICH MAY CAUSE YOU DIFFICULTY SHOULD YOU WISH TO SELL YOUR SHARES SINCE COMPLIANCE WITH THESE RULES RESTRICT THE ABILITY OF BROKER-DEALERS TO MARKET OUR STOCK.

     Generally, penny stocks are equity securities with a price of less than $5 per share unless the securities are registered on certain national securities exchanges or on NASDAQ. The penny stock rules impose additional sales practice requirements on broker-dealers who sell these securities to persons that are not established customers or accredited investors. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for you to sell your shares of our common stock in the secondary market should you wish to liquidate your investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. A market in our common stock may never develop due to these factors and you may be unable to sell your securities.

BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, YOU WILL ONLY BE ABLE TO BENEFIT FROM HOLDING OUR STOCK IF THE STOCK PRICE APPRECIATES.

     We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. As a result of not collecting a dividend, you will not experience a return on your investment, unless the price of our common stock appreciates and you sell your shares of common stock.

CONCENTRATION OF OWNERSHIP AMONG OUR EXISTING EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS MAY PREVENT NEW INVESTORS FROM INFLUENCING SIGNIFICANT CORPORATE DECISIONS AND MAY PREVENT A CHANGE OF CONTROL.

     Our present directors and executive officers, holders of more than 5% of our common stock and their affiliates will beneficially own approximately 90.9% of our outstanding common stock. In particular, John Bracey, our Chief Executive Officer, will beneficially own approximately 54.5% of our outstanding common stock. As a result, these stockholders, if they act as a group, will be able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. See "Principal Stockholders" for the names and ownership of our directors, executive officers and holders of more than 5% of our common stock.

FORWARD-LOOKING STATEMENTS

     Certain statements incorporated by reference or made in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not subject to the safe harbor provisions of the Reform Act. Such forward-looking statements are contained principally in the sections entitled "Business," "Risk Factors," and "Management's Discussion and Analysis of Results of Operations and Financial Condition" and include our statements about:

     the competitiveness of the e-learning industry;
     our ability to keep up with changing trends in our industry;
     our strategies; and
     other statements that are not historical facts.

     When used in this prospectus, the words "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee future results, levels of activity, performance or achievements and you should not place undue reliance on our forward-looking statements. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, including:

     declines in annual financial results;
     unpredictability of government appropriations;
     ability to keep up with changing trends in our industry;
     changes in economic and business conditions;
     changes in business strategies; and
     other factors discussed under "Risk Factors".

     Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus or the date of the document from which they are incorporated by reference. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                PLAN OF OPERATION


     With product Research and development over the last two years has included converting Geotheatre Resources from Canadian English to United States English and re designing the product packaging for market. All costs are labour intensive and born by the Braceys; an estimated $2,500.00 in 2003 and an estimated $1,500.00 in 2004. No costs are borne directly by the customers. A fully functional web site is running as Geotheatre's retail outlet.

     The benefits of expenditures in time and money to bring Geotheatre to this state will now be tested through a marketing strategy based on creating product awareness through media coverage and a personalized e-mail campaign. This campaign will be aimed at primary and elementary schools and social studies professionals. The attendance at 3 strategic industry trade shows , which includes the 82nd Annual conference for the National Council for the Social Studies, the 82nd Annual National Association for Elementary School Principals Convention and Exposition and the British Columbia Parent Advisory Council Conference elicited a positive first reaction. A letter campaign and participation in e-discussion groups with new elementary teacher organizations and university publications is planned to discuss the benefits of Geotheatre's performance learning system and its potential effect on students' world geographic knowledge. The cost for the e-marketing campaign approach is minimal, with the computer programs and hardware necessary currently owned by Geotheatre. The management allowance draw is being deferred until sales revenue will allow for this cost.

     There is no expenditure plan. If no funding is received during the next twelve months, we will be forced to rely on funds loaned by the director and officer. Laurier International's officer and directors have verbally agreed to advance funds to the company to continue minimal operations until we are able to secure proper funding for our business plan. The officer and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific opportunity becomes available, they may face a conflict in selecting between the Company and the other business interest(s). The Company has not formulated a policy for the resolution of such conflicts. In such a restricted cash flow scenario, we would be unable to complete our business plan steps and would, instead, delay all cash intensive activities. Without necessary cash flow, Laurier International may be dormant during the next twelve months, or until such time as necessary funds could be raised through sources such as loans or form a private placement sale of our shares in the equity securities market. The company cannot anticipate the amount of money required to satisfy the need of cash requirements for the next twelve months. As of September 30, 2004, the company has $318 in cash on hand. No additional plant or equipment is anticipated and no change in employees is expected. The amount of the offering costs to be paid by the company is $9,013.83.

     In order that Geotheatre Productions Inc. become revenue producing, with its new style of learning resource (hands on performance learning), it is necessary to create exposure amongst the education community and subsequently approach the decision makers who are able to pay for the product. In this regard, the first major step in this direction was the attendance at the National Association of Elementary School Principals (NAESP) 82nd annual conference as held in Anaheim, California, April 12th through 14th. Geotheatre exhibited its products at a booth and received requests for further information from over 80 elementary school principals. These leads came from elementary school principals from Florida to Alaska and the Dominican Republic to new South Wales, Australia. The follow-up on these leads is now in progress. . The time frame for decision-making is based on the complexities of adding a new physical manipulative resource, that is, a playground addition for physical activity that produces learning outcomes in accordance with curriculum, such a purchase decision not only requires the principal and teachers agreement, but also the maintenance and possibly the school board approval and its application at the proper time during the school year. The NAESP Conference was prepaid and represented a significant milestone in as much as the comments that we received were very encouraging and the requests for further information were spontaneous after a brief presentation. The years 2003/2004 also represents a time when Geotheatre is attempting to get its message out to the industry by way of service announcements, magazine articles, targeted mail and one-on-one phone contact. This marketing approach, which we are calling the small step approach, is substantially based around specific events:

     1.   The preliminary responses to the product by decision makers
     2. The product adaptation based on responses and introduction of resulting specific marketing strategies.
     3.   The receipt of actual orders


The work and costs to move to the next phase are born by the principles, John and Katherine Bracey and fundamentally represent time and labor. If additional funding is needed, the company will look to the officers, directors and principle shareholders to provide the funding. There is no and will be no formal arrangement between the company and those that provide the supplemental funding until the time that product sales have generated income.


     Leads received from elementary school principals were in the form of business cards or email addresses left at our booth. In each of 84 cases a specific hard copy marketing package was put together and mailed to the personal attention of the specific individual. This follow up mailing was completed by May 2003 at cost of approximately $5.00 US per package plus labour. A subsequent reminder mailing and emailing will be undertaken at an approximate cost of $150.00 followed by a broader based email direct campaign to all 2,400 delegates in attendance at the National Association of Elementary School Principals Conference for the purpose of soliciting orders. The membership list with addresses of attendees at this conference was included with the exhibitors' package. Therefore the cost of this email campaign is limited to labour. Recent budgetary constraints within US Education Programs have reduced the opportunities for new products and have extended the lead-time for the purchase decision. It is understood that The Geotheatre products are judged in the marketplace based on the educational results and benefits gained from their use. Unlike a simple commodity, such as a broom or a computer virus program, the Geotheatre products effect cannot be judged until at least a year has passed and an assessment has been made at the school level. This is true of most learning resources, but particularly true in the case of a new learning approach, such as performance learning, the foundation of the Geotheatre products, accordingly the marketing phase has a slower result process than with a basic commodity. Bearing this in mind, the marketing plan is to infiltrate the educational media through the written word with newspaper and magazine articles prepared by John and Katherine Bracey and sent out as public service announcements concerning the benefits of performance learning as confirmed by the NTL institute and the need for geographic literacy as pointed out in the recent National Geographic Literacy Study. The potential sales strategy is a hands-on demonstration procedure to be accompanied with media coverage in specific locations through the middle of the school year, February, March and April when most schools have available time for professional development. It is the Bracey's intention to visit school districts in the southern United States such as Arizona, California, Nevada and new Mexico to provide a selected schools with a free Geotheatre, assist in the set up and guide the teachers through the necessary process so that a half a dozen school districts will have an operating Geotheatre with a knowledgeable staff available to assist with the production of other Geotheatre s within their district once the obvious benefits are demonstrated. The anticipated expenditure plan for this marketing approach is as follows:




     *    Acquisition of towable trailer office/accommodation $5,000
     *    Automobile expenses $1,500
     *    Promotional gift package - full Geotheatre $250 x 6 = $1,500
     *    Postage, photocopying, etc. $500
     *    Management fees $3,000
Total estimated $11,500.00

     In considering the success or failure at the milestone events it is difficult to quantify a success or failure decision however, the voluntary offer of 80+ elementary school principals cards with the request of further information at the NAESP Conference was perceived as a positive first step especially in light of their complaints concerning general funding cutbacks. The second step, the actual receipt of orders, would be judged very successful by management should 5% of the contacted decision makers produce positive results in the form of an actual order within 12 months of contact. In phase 3 the marketing plan is to infiltrate the United States educational media through the written word with articles prepared by John and Katherine Bracey concerning the benefits of performance learning as confirmed by the NTL Institute for Behavioral Science and the need for geographic literacy as pointed out in the recent National Geographic Society Literacy Survey, November 2002.

                                    BUSINESS

BUSINESS HISTORY

     We were incorporated under Delaware law on March 8, 2000. We operate through our wholly owned subsidiary, Geotheatre Productions, Inc., incorporated in Delaware on March 12, 2001.


     All products in the Geotheatre Productions Inc. portfolio are written resources that were originated and developed by John & Katherine Bracey. These written resources were designed to create a learning outcome for students and to produce a physical map of the workd called a Geotheatre. These resources consist of The Geortheatre Map Grid System, Musical Continents & Oceans, One, Two Three, What's Under Me?, Relative Information, N.E.W.S. - Introduction to Direction, CARD-ography, Flags of the World, Treasure Map (Explorer), Geo-Facts, Distance, Time & You, Country Scramble, Time Zone, The Navigator Series, Longitude &
Latitude: Intro to Mapping, The Performances: Geo-Discover and I'm a Fisher, I'm a Farmer. Prior to the formation of Geotheatre, the name "Ground Works" was briefly used as a potential banner for a company to be formed in the future. At that time, under the banner of "Ground Works", John and Katherine Bracey conducted personal interviews with area school principals to determine the market acceptability of a new outdoor playground environment named the "Amplaytheatre". This concept was, as the name implies, similar to an amphitheatre. The structure was quite large in size; 30 ft. wide by 45 ft. long by 15 ft. high, to be constructed in a semi-circle of seating with its own stage and facilitated many hands-on educational components on its external wall. The survey gave us two major problems to consider. One was size and the other was insurance.

     The Braceys then went back to the drawing board and came up with the concept of creating a large map of the world, 20 ft. wide by 40 ft. long by 18 inches high and have the continents of the world painted in bright colours and the countries outlined. During the summer of 1995, with the approval of the South Okanagan School District, the Braceys constructed a Geotheatre prototype in British Columbia. Opening ceremonies featured a class performance demonstrating one of the Geotheatre Learning Resources. Armed with pictures and testimonials, The Braceys embarked on a survey of 13 school districts and dozens of educators throughout the lower mainland of British Columbia, Vancouver, Island, and the Interior. The responses were all positive but some questions, primarily insurance and vandalism issues caused the Braceys to rethink the product. By the spring of 1997, the basic curriculum learning resources were outlined and a special section was created that was the Map Grid System for custom creating the Geotheatre in whatever size was required. The Braceys, whenever time allowed, spent the next three years formalizing and rewriting the product manual, attempting to make the Grid System simple to use and to ensure that the Geography and Social Studies based Learning Resources were educator friendly and complied with grade specific Learning Outcomes.


INDUSTRY BACKGROUND

     There is a growing recognition within the education industry that learning is achieved through various vehicles. The traditional source for learning, which is the educator relaying knowledge through verbal and written exercises, is giving way, at various stages in a student's growth, to a deeper understanding for alternative instructional strategies. Fundamentally, these strategies are defined by seven categories:

     1. Linguistic - the use of storytelling, discussion and written assignments.
     2.   Kinesthetic - the use of role-play, dance and hands on tasks.
     3. Logical/mathematical - the production of systemic strategies to interpret & solve problems, the design of experiments and lab projects.
     4.   Visual - use and creation of art, maps, films, photos and board games.
     5. Musical - the use of song, chants and rhythmical patterns for understanding and creative endeavors.
     6. Interpersonal - use of group situations, structures & meetings with role-playing & conflict management strategies, mentoring/tutoring programs.
     7. Intrapersonal - goal setting, self-assessment, personal analysis, emotional processing and identification of personal values.
          GEOTHEATRE PRODUCTIONS' product line contains all the preceding elements in one Module or another and in some cases several combinations which are all governed by the principle of 'performance learning.'

     The Ministry of Education in British Columbia describes "Social Studies as in a state of Crisis with a lamentable supply of innovative and stimulatory resources for teachers." GEOTHEATRE products not only fill this gap, but also provide the start of a conduit for curriculum based teaching tools in all subjects to assist educators with the more conventional textbooks and exercises.

PRODUCTS AND SERVICES

     We will supply products that fill a market niche within the Education industry primarily in the Social Studies area focusing on Geography; and for daycares, provide visible outdoor 'play and learn' environments with little or no insurance costs.

     GEOTHEATRE PRODUCTIONS. What's in a name? GEO refers to Geography, which is the foundation on which our Educational Learning Resources are built. THEATRE...refers to the large-scale map of the world that is created by the Map Grid System, which is the theatrical stage on which to perform the Learning Resources.

PRODUCT DEVELOPMENT

     The development of these products has been ongoing over several years by John and Katherine Bracey. Preliminary research started with a progression of product prototypes leading to today's finished product and a web page storefront. With the research and development phase over, product marketing can now commence into the North American market place.

     In 1993 personal interviews were conducted with ten school principals to determine the market acceptability of a new outdoor playground environment named the "Amplaytheatre". This product was, as the name implies, similar to an amphitheatre. The structure was quite large in size: 30 ft. wide by 45 ft. long by 15 feet high, constructed in a semi circle of seating with its own stage and facilitated many hands on educational components on its external wall. The survey gave us 2 major problems to consider, one size and the other - insurance.

     The reproduction of a large world map using the Map Grid System, fundamentally follows the same process that many children learn in primary school. They take a cartoon character and draw a square grid system over it, then change the scale of the grid that they have produced to replicate a larger or smaller size character. This example is part of the Map Grid System Learning Resource and a class exercise prior to actual map reproduction. Once the Map is completed the individual learning resources help direct the educator in specific tasks appropriate to different age levels, such as Musical Continents and Oceans for kindergarten/grade 1. Here students are encouraged to hop or dance over the world map while music is being played. When the music is stopped the students are asked to relay to the rest of the class the name of the continent or ocean they are standing on. At the grade 5/6 level, the students are taught to navigate through the Navigator series, by using heal to toe movements across the oceans using various levels of direction starting with forward backward, left and right and advancing with the use of a protractor to number of degrees north, east, west and south. The resources further include Performance based scripts that stimulate and guide the student to investigate various places, people and things of interest to them around the world. Once this information is collected in the required format, it is then relayed as part of a social studies performance back to the rest of the class or school. This takes place while standing on the Geotheatre Map at the location of their specific subject. The performance aspects of the Geotheatre products introduce public speaking at a very young age.

     They went back to the drawing board and came up with the concept of creating a large map of the world, 20 ft. wide by 40ft. long by 18 inches high. This map of the world would be constructed of wood, raised on a platform 18 inches high and have the continents of the world painted in bright colors and the countries outlined. During the summer of 1995, with the approval of the South Okanagan School District and the encouragement of the school's principal, Mr. Phil Rathjen, we constructed the GEOTHEATRE at Okanagan Falls Elementary School in Okanagan Falls. Opening ceremonies featured a class performance demonstrating one of the GEOTHEATRE Learning Resources. Armed with pictures and testimonials we embarked on a survey of 13 school districts and dozens of educators throughout the lower mainland of British Columbia, Vancouver Island, and the Interior. The responses were all positive but some questions caused us to rethink the product.

     By the spring of 1997 the product was well defined. It was a hundred page manual containing grade specific learning resources and a special section that was the Map Grid System for custom creating the GEOTHEATRE in whatever size was wanted. In June of 1997, Glenfir Private School, located in Summerland, British Columbia, created the first GEOTHEATRE Map using our grid system. Feedback from the participating educators and the students themselves was very positive and once again encouraging.

     They spent the next couple of years making the Grid System simple to use and ensuring that the Geography and Social Studies based Learning Resources were educator friendly and complied with Ministry of Education grade specific Learning Outcomes.

GEOTHEATRE MAP GRID SYSTEM AND LEARNING RESOURCE MODULES

     The GEOTHEATRE Map Grid System and Learning Resource Modules are a new line of geography based performance teaching tools that will be marketed to educational institutions catering to the primary grades K-7. In addition the products will be marketed to educational institutions dealing with the primary grades K-7 and the educators who teach our children in public schools, private schools and daycares.

     The Geotheatre Map Grid System is fundamentally like a set of construction plans with built in teaching systems to provide a physical finished product and a Geography based Social Studies lesson. It enables the educator and the students to create a large map of the world called the GEOTHEATRE. The Learning Resource Modules can be used in conjunction with the GEOTHEATRE or by themselves. The end result is to help students discover and enjoy Geography and Social Studies through learning about places, things and people in our world through 'performance learning'.

     All modules come with an instructional sheet or sheets that provide educator friendly information on Prep Time, Procedure, Learning Outcomes, Recommended Grade Level, Subjects Addressed, Equipment needed and Suggestions. The number of pages and content vary for each module. The GEOTHEATRE Map Grid System requires the additional purchase of painting supplies suitable to the selected surface.

     The GEOTHEATRE Map Grid System and the Learning Resource Modules are kinesthetic (hands on) tools designed to instill spatial concepts such as location, distance, region, area, scale, direction and time. Studies have shown that retention of facts learned through the kinesthetic approach are in the 80% range compared to 20% for traditional methods such as reading and computer studies (source: The Learning Pyramid - Retention rates and learning styles from the NTL Institute, 300 North Lee Street, Suite 300, Alexandria Virginia 22314-2607). The Modules introduce strategies that, through ' performance learning and purposeful play', teach Geography, Language Arts, Mathematics, Fine Arts, Theatre Arts and Team Work.

STRATEGIC ADVANTAGES



     The British Columbia Ministry of Education announced that "Social Studies is in Crisis" and there is a pointed effort by the Ministry to fill the gap in all segments of the Social Studies Curriculum including Geography, which positions GEOTHEATRE PRODUCTIONS in a most positive situation. In addition, over the past four years, the Ontario government sponsored an Education Improvement Commission, which released its final report The Road Ahead - a report on improving student achievement. Its first cornerstone is "First, we must make sure our children come to school ready to learn. We believe a sizable investment in early childhood education will pay huge dividends in the future."

     Daycares are constantly looking for new ways to show parents that their children are being well looked after both physically and academically. Once again the GEOTHEATRE Map Grid and Learning Resource Modules offer a high profile visual learning environment that is fun and educational.

     In the construction of the large map of the world through the Grid System, student, educator and parent volunteer participation can take place in all facets of the construction. This shared creative process also instills a sense of ownership which, in both the long and short term, will result in student self policing of the end product, the GEOTHEATRE. This means that other students who consider defacing or vandalizing the GEOTHEATRE will be faced with their peer group's sense of pride.

     The GEOTHEATRE's colorful presence and use in any school in a school district will result in the parents, students and educators in the other schools wanting a GEOTHEATRE for their own school. One sale will return many.

INSURANCE AND RISK CONSIDERATIONS

     The insurance industry, over the past two decades, has become very conservative with regards to extending coverage for children's playground environments. Insurance rates in various jurisdictions can vary considerably, however the major concerns in the industry seem to be "can a child fall off of it and hurt themselves or move it and hurt themselves or another child?". The Geotheatre as a map applied to an existing surface, does not represent a change in a physical sense and is therefore not a structure that can be moved or jumped from. Paint for the map surface is not supplied as part of the product. A recommendation is included in the Map Grid System that suggests that the purchaser consult with a local paint expert with regard to the appropriate paint to be used for the specific surface. Liability for the paint used would rest in the hands of the paint manufacturer and retailer. Insurance costs to Geotheatre do not therefore include those generally associated with playground equipment or structures.

PRODUCTION


     The product line, owned by Geotheatre Productions Inc., consists of written material on computer disc that will enable the production of printed materials and the reproduction of scale maps used to create a Geotheatre for use in the schoolyard. One of the Learning Resources Modules, the GEOTHEATRE Map Grid System, consists of 23 pages of written and graphical materials and 7 pages of grid/map materials. The other 16 Learning Resource Modules average 6 pages of printed materials. Production, upon receipt of an order, relies on in-house printers to produce product for shipment. Our current equipment can produce the product and includes a large memory capacity Pentium computer with pertinent desktop publishing and graphic programs, printer, scanner, phone, fax, photocopier and general office furniture and supplies.


CUSTOMERS

     GEOTHEATRE PRODUCTIONS will sell its line of geography based Learning Resource Modules to Public Schools, Independent Schools and Private & Corporate Daycares. The buying decision for the GEOTHEATRE Map Grid System will lie in the hands of schools on the recommendation of educators who specialize in Geography/Social Studies.

     Statistics Canada reports that there are 13,900 public elementary and middle schools in Canada and 2,980 private/independent schools. The educator market in Canada is approximately 255,000 public school educators, 45,000 independent school educators and 10,000 registered daycare administrators.

     The Houghton Mifflin Almanac reports for the United States an estimated 150,000 public elementary/middle schools and 30,000 private/independent schools. The vast market of nursery/daycare tops well over 100,000 registered facilities. These organizations represent our North American institutional/corporate market.

     The U.S. Department of Education estimates that approximately $389 billion was spent in the United States during the 1999-2000 school year in the K-12 sector. The U.S. Department of Education also estimates that during the 1999-2000 school year 53.5 million students were enrolled in over 111,000 public and private K-12 schools in more than 15,000 school districts.

PURCHASING POLICIES

     Within some school systems, educators are free to purchase individual resources on impulse as long as the Learning Outcomes comply with preset curriculum and they have enough funds within their own budget, or the school's resource budget. In most school systems, however, the decision to purchase resources lies with a resource manager or committee and may require approval for new materials at several levels. This is particularly true in the public system.

     Independent Schools are usually more prompt with a purchase decision. Therefore, because of the colorful high profile visibility of a GEOTHEATRE and its affordable cost, it is estimated that in private facilities, both Daycares and Independent Schools, the GEOTHEATRE will be seen as not only a learning resource, but as an alternative to standard playground equipment which over the last two decades has become extremely expensive and requires significant maintenance and high cost public liability insurance.

     We foresee and understand that one of the weaknesses in dealing with the public School System with regard to the GEOTHEATRE MAP GRID SYSTEM, is that the public system operates on a consensus decision making process. Most decisions on products that have a physical presence are made by committee at the school or district level, and therefore, lead-time may be 3 to 6 months, even possibly for next year's budget. We have reflected this situation in our cash flow. While we are waiting for the public system to make its purchasing decisions, we will be concentrating on independent schools and daycares that have more immediate decision making abilities.

MARKETING

     The GEOTHEATRE marketing approach is that one of the most precious commodities is an educator's time, and the amount of preparation time that they require for each class is a primary consideration factor in determining what products they buy.

     We provide grade specificity, estimated amount of time to prepare, materials needed, procedure to be followed and most important of all, the learning outcomes derived by each Learning Resource. It is expected that information about Geotheatre products will spread through the North American education community as a result of press releases to related associations and trade publications providing reference back to the Geotheatre.com web page, which has been accessible for since August 2002 for review and testing. The site became fully operational in December 2002 and our products are available for purchase. The additional web addresses, www.geotheater.com, www.geotheatre.com, www.nopreptime.com, all electronically direct a web browser to the Geotheatre.com web site. The Geotheatre.com web site has not produced any sales to date.

     Entry into the United States market through direct mail, e-mail and trade shows to gain the attention of its over 150,000 public elementary/middle schools, its 30,000 private independent schools and a vast nursery daycare industry with well over a 100,000 registered facilities is the backbone of the marketing strategy.

     Initially, GEOTHEATRE PRODUCTIONS will conduct selected market specific introduction though direct mail with promotional video and brochures/price lists. At the same time, a mass institution focused e-mailing campaign will be undertaken with direction to free sample Learning Resource in exchange for visiting the Geotheatre web page. Networking through Education Committees, professional/business associations and trade shows is expected to produce sales contacts and allies in the industry.

     The majority of our business is expected to be conducted through e-mail, direct mail and fax. The domination of e-mail business is anticipated because the principle customers are schools and educators, one of the most knowledgeable and advanced user groups of computer services.

ADVERTISING AND PROMOTION

     Advertising and promotion will be undertaken through completing "calls for product" in the Education/Teacher trade publications. Calls for product are a common way for educational jurisdictions such as State or Provincial curriculum boards or advisors to request new subject and grade specific resources to be submitted for consideration for potential inclusion as authorized learning resources. The use of public press releases will be used to announce the product line and the location of our web site. Articles with photos suitable for glossy trade specific magazines will be written and distributed.

     It is anticipated that at least four major trade shows will be attended during the first 18 months of operation. These will include two at the National Council for Geographic Education and one each for Independent Schools and Daycare Associations.

     E-mail communication with 'e-zines' (internet newsletters) and Educational Daycare Associations will be an ongoing daily sales initiative

PRICING

     The full package price of $450.00 is not a significant burden on a learning resource budget for any school considering the extensive benefits and learning outcomes derived from the total package of the GEOTHEATRE Map and Learning Resource Modules.

     In British Columbia an elementary/middle public school resource budget is based on the student enrollment in any given year. The funding formula from the Ministry of Education varies only slightly from year to year.

     Unique or new learning resources may be acquired on behalf of the school through the Parents Advisory Councils, educators and sometimes through corporate donation.

     The other 16 Learning Resource modules are priced from $6.00 to $49.00. Each Module represents a unique method for the educator to attain a prescribed learning outcome through performance learning and kinesthetic activities. The Learning Resource Modules are designed to be educator friendly and cut down on the educator's own valuable preparation time.

COMPETITION

     The market for educational and training products and services is highly competitive and the Company expects that competition will continue to intensify. The Production of Learning Resources for the education community is mainly in the hands of major publishers such as Oxford University Press, Bantam, Doubleday Books, etc. These companies provide curriculum-based media to the school systems from which the educators extrapolate their lessons. These tend to be dry and basic. These books have historically been known as textbooks and the education industry has heavily relied on major publishers and organizations to update and keep these documents current with the changes in society.

     There are various organizations marketing to the school system, primarily through catalogues. Some well-known publications in Canada are Moyer's, Wintergreen, Pinetree, Exclusive and Carson-Dellosa. The United States has education focused catalogues that include E.T.A., Teaching Resource Center, Nasco and Exceptional Teaching Aides.

     While there are texts and maps and games in these catalogues that allude to similar educational results, there are no products that directly combine the benefits resulting from the use of visual, kinesthetic and oral learning techniques that the GEOTHEATRE Map Grid and Learning Resource Modules achieve through the benefits of 'performance learning.'

     The market niche for GEOTHEATRE Production's Product line is a segment that has traditionally been ignored by the major publishers for reasons of market economics. That is, one textbook is required for each student. Therefore, one sale to an educator is liable to equal at least 30 units, one per student. The GEOTHEATRE Products are not a textbook, but an instruction resource with lesson plans and teaching tools. They supply the mechanics for one lesson that can be copied for the whole class; therefore one sale per educator equals one unit, not
30. In the traditional marketplace with its substantial production and delivery costs, extensive lesson plans were seen as a costly extra; therefore, the publishing industry saw this as a waste of effort and declined to pursue it. Now, with the advent of mass e-marketing and with the delivery of information available through the Internet, a teacher may buy online an instruction resource for a class that can facilitate the learning of one outcome. The textbook may have twenty outcomes to be learned, resources therefore can potentially be developed to provide teaching tools for each outcome or a group of outcomes.

     A large map of the world in the form of a carpet can be purchased through major catalogues. These maps can vary in price from $2,000 to $5,000. This purchase provides a finished product without direction for its use by either educator or student. Whereas with the GEOTHEATRE Map Grid System, priced at $225 (plus the cost of paint), student participation can take place in all facets of the Map's construction, plus of course extensive educator friendly learning resources. The shared creative construction process also instills a sense of ownership which, in both the long and short term, will result in student self policing of the GEOTHEATRE. This means that other students considering defacing or vandalizing the GEOTHEATRE will be faced with their peer group's sense of pride. The uniqueness of the GEOTHEATRE is a definite strength in the marketplace. Although the Company believes that it was the first to offer this type of product line, there are no substantial barriers to entry in this market.

GOVERNMENT REGULATION

     The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally.

INTELLECTUAL PROPERTY AND PROPERTY RIGHTS

     Despite the fact that Geotheatre products produce a visually physical environment in the schoolyard, they are not a structure or thing and therefore do not fall under patent laws. However, from an intellectual property standpoint, they are written descriptive materials as might be found in a 'how-to' publication and therefore fall under the copyright laws in the United States, Canada and all other jurisdictions who are party to the Universal Copyright Convention. For example, the Geotheatre written learning resources obtain copyright protection as "original works of authorship*" under the category "literary works*' and the Maps and Plans created by the Geotheatre instructions fall under the category "pictorial, graphic and sculptural works*". "Copyright is secured automatically when the work is created and a work is 'created' when it is fixed in a copy of phonorecord for the first time. No publication or registration or other action in the copyright office is required to secure copyright.*"(*Copyright Office, Library of Congress, Washington D.C. 20559)

     Our management filed a Disclosure Document with the US Patent and Trademark Office on January 24, 1994, as evidence of the conception of the invention known as "The Geotheatre". This document was retained by the Office for two years and has expired.

     We cannot be sure that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. In addition, there can be no assurance that competitors will not independently develop similar intellectual property. If others are able to copy and use our products and delivery systems, we may not be able to maintain our competitive position. If litigation is necessary to enforce our intellectual property rights or determine the scope of the proprietary rights of others, we may have to incur substantial costs or divert other resources, which could harm our business.

EMPLOYEES

     We currently have no employees. Our President, John Bracey, and our Director, Katherine Bracey, devote, respectively, approximately 60% and 80% of their workweek to our business.

FACILITIES

     Our office is located at 101-1870 Parkinson Way, Kelowna, BC, Canada V1Y 8C9, on a monthly basis. This is the home office of our Chief Executive Officer. Our subsidiary, Geotheatre Productions, Inc. is being charged $500 per month for use of this location. This arrangement is expected to continue in the foreseeable future.

LEGAL PROCEEDINGS

     We are not a party to any legal proceedings.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     This prospectus is part of a registration statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act and omits certain information contained in the registration statement. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, please refer to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

     When our registration is effective we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

     You may read and copy any materials we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these filings from the SEC's Internet web site (http://www.sec.gov).

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER SIGNIFICANT EMPLOYEES

           Name              Age                  Title
           ----              ---                  -----
     John Bracey             58    President, Chief Executive Officer, Director,
                                   Chief Financial Officer, Treasurer,
                                   Principal Accounting Officer.

     Katherine E. Bracey     50    Director

     Francoise R. Otto       52    Secretary, Director

John Bracey

     He is the creative contributor to GEOTHEATRE PRODUCTIONS full product line. He too, has been instrumental in the development of all resources and continues to contribute to product upgrading and new product design. Having been trained as an accountant, Mr. Bracey's creative talents fought their way to the surface, but the learned accounting principles have proven very useful in dealing with all types of business matters. His appointment to and his involvement in several Ministry of Education Committees in British Columbia have been the source of many contacts, encouraging support and direct input from industry specialists, especially in the field of Social Studies and more specifically, Geography. These committees include the British Columbia Social Studies Overview Team, The Equivalency Working Group, The Standing Committee on Student Financial

Assistance, The Transition Team (secondary to post secondary, published the directional document called "Moving On" for the B.C. Ministry of Education) and the Project Management Team for the Millennium Scholarship.

     Since May of 2001 and up to the present, Mr. Bracey has been Managing Director of a British Columbia registered non-profit society called Bravo Westside Society. This society is mandated with Community Development and Improvement for the area on the Westside of Okanagan Lake near the city of Kelowna. Mr. Bracey is an honorary participating Director of the Westbank & District Chamber of Commerce.

     Mr. Bracey has owned and operated several businesses in the past that include a real estate company and a construction company. He has management experience with the provincial government of Manitoba and in several sectors of private industry. Currently, Mr. Bracey is under contract with the National Film Board of Canada to direct and co-produce the first in a series of animated videos aimed at the preschool market and teach a fundamental Social Studies lesson. John and Katherine Bracey wrote the first story in the series.

Katherine E. Bracey

     She has many years of small business management and private sector jobs ranging from recording studio receptionist to executive secretary. Her general education includes high school and university programs. High school included basic business fundamentals such as bookkeeping, typing and general business courses. At the University of Winnipeg, she majored in Geography and minored in Economics. These courses helped to provide the basic background for her current endeavors.

     Mrs. Bracey's experience as an office manager included sales, product purchasing & ordering, print design & layout, employee management, accounts collection, basic bookkeeping, front desk reception, scheduling and a myriad of client and supplier interpersonal facilitating.

     The development of the Learning Resources, that are the product line for GEOTHEATRE PRODUCTIONS, has taken place over a period of 7 years. She has been involved in this process from its inception and has actively participated in all stages of research and development, including one-on-one interviews with school principals, face-to-face user surveys, qualified mail surveys with response rates as high as 80%, and all phases of prototype construction.

The Bracey's

     The Bracey's are married to each other.

     From June 1998 to December 1999 Mr. & Mrs. Bracey were managers of a resort property in Westbank, British Columbia, called Seclusion Bay Resort. Their responsibilities included managing and overseeing all facets of the operation including staffing, booking, and accounting, property maintenance planning and reporting to owners. From January 2000 to January 2001, the Braceys prepared a general research report for the National Film Board of Canada, which provided insight into `The Nature and Importance of Play' and its application and benefits to the film industry. Mr. and Mrs. Bracey also worked on a children's story, which is currently licensed to the National Film Board of Canada for the production of a short animated children's video. This video is geography based and after its completion is expected to be included as part of the Geotheatre Product line.

Francoise R. Otto

     Ms. Otto joined us on August 14, 2001 as corporate secretary and director. Since December 2000, she has been President of Stareclimber Enterprises, Inc, a general business consulting firm. From November 1990 to December 2000, she was a stockbroker at Georgia Pacific Securities Corp. She received a Petroleum Exploration & Production Certificate from the British Columbia Institute of Technology and a Prospecting and Mining School Certificate from the British Columbia and Yukon Chamber of Mines.

CORPORATE GOVERNANCE

     Officers and directors serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until successors have been duly elected and qualified. Vacancies in the existing board of directors are filled by majority vote of the remaining directors. Our officers serve at the will of the board of directors. Currently, our board of directors consists of three members.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides information concerning the compensation of the named executive officers for each of our last three completed fiscal years.


                                  Annual Compensation                 Long Term Compensation
                              --------------------------------    ------------------------------------
                                                                   Awards                     Payouts
                                                                   ------                     -------
                                                      Other                     Securities
Name and                                             Annual       Restricted    Underlying              All Other
Principal                                            Compen-        Stock        Options/      LTIP      Compen-
Position              Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------              ----    ---------   --------   ---------    -----------     -------   ----------  ---------
John Bracey (1)       2003      9,000
President, Chief      2002      9,000
Executive Officer,    2001      7,125 (2)
Director, Chief
Financial Officer,
Treasurer

Katherine Bracey(1)   2003      9,000
Director              2002      9,000
                      2001      7,125 (2)

Francoise R. Otto     2003          0
Secretary,            2002          0
Director              2001          0


Footnotes
(1)  Receives a management draw of $750 per month
(2)  Year 2001 compensation represents 9.5 months

     No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

INDEMNIFICATION

     Our articles of incorporation provide that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met.

     Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

     John Bracey and Katherine Bracey, directors of the Issuer, are deemed promoters and control persons.


     Les Scott, a former director, is deemed a promoter. On August 1, 2000, Les Scott purchased 5,000,000 shares of our common stock from us at a purchase price of $0.0001 per share or a total of $500. At the time, he was a director of the company. Mr. Scott resigned as a director on September 6, 2000.


     In September 2000, in a private transaction, John Bracey purchased 5,000,000 Rule 144 shares at a price of $.0001 per share for a total of $500 from Les Scott. In turn, Mr. Bracey, in a private transaction, sold 2,000,000 shares to Katherine E. Bracey at a price of $.0001 per share for a total of $200.

     On March 13, 2001, the Braceys, as LICENSOR, granted Laurier International, as LICENSEE, an exclusive right to manufacture, sell, and otherwise use a list of products entitled "Geotheatre Educational Resources" throughout the United States and Canada. The basic terms of this agreement are as follows:

     Laurier International shall pay a royalty of 7.5 percent of the net selling price of all products and goods in which the Geotheatre Educational Resources are used. In the event that such products are used by Laurier International directly, or are disposed of in another manner than sale, the royalty shall be calculated on the customary price for similar goods. In the event that any products made under the license are sold to a corporation that is controlled by or is a subsidiary of Laurier International, the royalty shall be determined by the re-sale price.

     The minimum annual royalty shall be $18,000.00 (eighteen thousand & 00/100 dollars). In the event that the minimum is not paid in the first three quarterly payments of each year, the outstanding funds shall be paid in the final quarter's payment. Sums shall not carry over from year to year unless an alternative remuneration is specifically agreed to in writing by Braceys.

     Royalties shall be paid on a quarterly basis. A report of sales shall accompany each payment. Payments are due no later than 15 days after the end of the quarter. Laurier International shall permit Braceys, and Licensor's agents' reasonable access to any and all of the records of Laurier International related to the calculation of royalties.

     Accountings will be considered final if the Laurier International receives no objection within 1-year following settlement.

     In the event of a dispute of any kind, the parties shall submit to binding arbitration under the British Columbia statute. The prevailing party shall pay for the cost of the arbitration. Interest shall accrue on any unpaid royalties at a rate of ten percent (10%) per annum.

     In the event of any improvement of the invention, these improvements shall be disclosed to Laurier International by Braceys, and Laurier International shall have the right to full use of the improvements.

     Braceys shall provide training and assistance to Laurier International as to the practice, use and marketing of the Geotheatre Educational Resource products.

     Braceys expressly forbids the use or marketing of any Geotheatre Educational Resource products by means in any way related to the pornographic industry. Evidence of such association in any way shall immediately render this agreement void and Laurier International liable for damages.

     This license may not be assigned or transferred by Laurier International except with the prior written approval of Braceys.

     Upon breach or default, Braceys may immediately terminate the license granted to Laurier International.

     Laurier International shall notify Braceys immediately as to any infringement of the intellectual property of which Laurier International may become aware.

     On July 11, 2003, the exclusive license agreement was amended to waive the payment or accrual of the minimum annual royalty until January 1, 2004. Subsequently, on September 15, 2003, a second amendment waived the royalty payment or accrual until January 1, 2005.

     On August 14, 2001, Francoise R. Otto became secretary and a director. She had previously purchased 10,000 of our shares for $1,500 on March 16, 2001. She subsequently sold them to Evelyn M. Santos in a private transaction on March 15, 2002.

                             PRINCIPAL SHAREHOLDERS

     The following tables set forth information regarding the beneficial owners of our common stock, as of October 1, 2003, by:

     Each of our executive officers;

     Each of our directors;

     Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and

     All of our directors and executive officers as a group.

     Except as otherwise noted, and subject to applicable community property laws, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

    Name and                         Amount and       Percent of       Class
   Address of                        Nature of          Before         After
   Beneficial                        Beneficial          the            the
     Owner                           Ownership         Offering       Offering
     -----                           ---------         --------       --------
John Bracey (1)                      3,000,000           54.5           54.5
101-1870 Parkinson Way
Kelowna, BC, Canada V1Y 8C9

Katherine E. Bracey (2)              2,000,000           36.4           36.4
101-1870 Parkinson Way
Kelowna, BC, Canada V1Y 8C9

Named Officers and                   5,000,000           90.9           90.9
Directors As a Group

----------
(1)  Officer, director, promoter and control person.
(2)  Director, promoter and control person.

                              SELLING SHAREHOLDERS


     The table below sets forth information as of September 30, 2004, with respect to the selling shareholders, including names, holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account, and the number and percentage (if over 1%) of shares of common stock to be owned by the selling shareholders immediately following the sale of the shares, assuming all of the offered shares are sold.


                             Shares of                           Shares of
                            Common Stock                      Common Stock to
                            Beneficially      Shares of    be Beneficially Owned
                            Owned Before    Common Stock    After the Offering
Name                        the Offering    Being Offered    Number*    Percent*
----                        ------------    -------------    -------    --------
William Bazaluk                10,000           10,000
R. Marshall Bertram             7,000            7,000
Erin Bevans                     7,000            7,000
Aldo Canil                     10,000           10,000
Eugene Chan                    10,000           10,000
Maxwell L.H. Quin (1)          50,000           50,000
William Chomiak                10,000           10,000
Lawrence Chong                 10,000           10,000
Andrew Coldicutt (2)           20,000           20,000
Robert Connop                  10,000           10,000
Joseph Dauenhauer              10,000           10,000
Cameron Doner                  10,000           10,000
Joe Duminuco                   10,000           10,000
Kaare G. Foy                   15,000           15,000
Beverly Freeman                10,000           10,000
David Cho (3)                  50,000           50,000
Lynn Kozmak                    10,000           10,000
Peter Maclean                   7,000            7,000
Victoria Maksymetz              5,000            5,000
Grace Massey                    5,000            5,000
Darcy McConnell                10,000           10,000
Marco Montanari (4)            50,000           50,000
Richard Murakami                7,000            7,000
Chris Noble                     5,000            5,000
Kaare Foy (5)                  10,000           10,000
J. Michael Page                10,000           10,000
Wendy Ratcliffe                 5,000            5,000
Terence A. Riley                5,000            5,000
Evelyn M. Santos               17,000           17,000
Michael C.E. Turner (6)        50,000           50,000
Greg Smith                      5,000            5,000
Gordon Toy                      7,000            7,000
G. Joyce Visser                10,000           10,000
Peter Walton                    7,000            7,000
Gordon Wick                    10,000           10,000
Michael Allan Wilson           10,000           10,000
Earl Zubroniewich               7,000            7,000
                              -------          -------
Total                         501,000          501,000
                              =======          =======

----------
*   These selling shareholders will have no shares left after the offering.
(1)  Held in the name of Checkers Investments Ltd.
(2) Held 10,000 individually and 10,000 in the name of Stockworks Capital USA, Inc.
(3)  Held in the name of Great Asset Company Ltd.
(4)  Held in the name of Ming Capital Enterprises Ltd.
(5)  Held in the name of Oceanic Management Ltd.
(6)  Held in the name of Shangri-La Investments Inc.

     The selling shareholders have not had a material relationship with our company or its affiliates.

                            DESCRIPTION OF SECURITIES


     We are authorized to issue up to an aggregate total of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, each having a par value of $0.0001. As of September 30, 2004, 5,501,000 common shares and no preferred shares were issued and outstanding.


     Both the common and preferred stock is issuable in more than one class in whatever series and terms are deemed proper from time to time by our board of directors at their discretion, including different designations, preferences, limitations, restrictions, relative rights and distinguishing designations of each class or series.

     There is be no cumulative voting, and all pre-emptive rights are denied. Each share entitles the holder thereof to one vote.

TRANSFER AGENT AND REGISTRAR

     We have retained Transfer Online, Inc., 227 SW Pine Street, Suite 300, Portland, Oregon 97204, as Transfer Agent and Registrar, for the our common stock, at telephone number (503) 227-2950.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     No trading market for our common stock has existed.

     We have no outstanding options, warrants to purchase, or securities convertible into, our common equity. All of the 5,501,000 shares of our common stock currently outstanding, including the 501,000 shares offered under this prospectus, are restricted securities issued under an exemption to the Securities Act. Currently, we have 5,501,000 shares that may be sold under Rule
144. Generally, Rule 144 under the Securities Act provides that, after on year, shareholders may sell, in any 3-month period, no more than the greater of one percent of the shares outstanding or the average weekly volume of trading for the four preceding calendar weeks. After holding for two years there are no numerical limitations except that directors, executive officers, and persons or entities that they control or who control them are considered "affiliates" and continue to be subject to those limitations, even if their shares are registered. Currently, affiliates own 5,000,000 of our common shares. Out of the remaining 501,000 shares, 246,000 shares have been held for over two years and are not subject to any limitations on sale.

HOLDERS

     We have 40 shareholders of record of our common stock.

DIVIDENDS

     We have not paid any dividends, and have no plans to do so in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

     We anticipate the initial offering price to be $.30 per share until our shares are quoted in the OTC Bulletin Board or on an exchange, and thereafter at prevailing market prices or privately negotiated prices. The price was determined arbitrarily. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among factors we considered in our arbitrary determination were:

     -    our lack of operating history
     -    our last private sale of stock in May 2002 at $.15 per share
     - what prices we considered that the selling shareholders would be willing to sell

     There is not as yet any established public market for this offering. There may be a significant difference between our offering price and the actual trading price after other shareholders commence public trading of our securities. See "Risk Factors".

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares at $.30 per share until our shares are quoted on the OTC Bulletin Board or on a securities exchange and thereafter at prevailing market prices or privately negotiated prices on the OTC Bulletin Board or in private transactions. These sales may be at fixed or negotiated prices. Any selling pledgees, donees, assignees and successors-in-interest shall be named and described in a prospectus filed as part of a post-effective amendment to the registration statement.

     The selling shareholders may use one or more of the following methods when selling shares:

     * ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
     * block trades in which the broker or dealer attempts to sell the shares as agent;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     *    privately negotiated transactions;
     *    short sales;
     * broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
     *    a combination of any such methods of sale; and
     *    any combination of these methods of sale; or
     *    any other legal method.

     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     Selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to certain of the selling shareholders. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common stock offered hereby will be paid by the selling shareholders. The Company has agreed to indemnify certain selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Upon the Company being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     The Company has advised the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                                  LEGAL MATTERS

     The validity of the common stock being offered hereby will be passed upon for us by Robert C. Weaver, Jr., Esq., San Diego, California.

                                    EXPERTS


     The financial statements at September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003, appearing in this prospectus have, as set forth in their report, been audited or reviewed by Armando C. Iberra, CPA-APC, independent auditor, and are included in reliance upon the authority of that firm as experts in accounting and auditing.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Laurier International, Inc.
(A Development Stage Company)

We have reviewed the accompanying consolidated balance sheet of Laurier International, Inc. (A Development Stage Company) as of September 30, 2004, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the nine and three months ended September 30, 2004 and 2003; and for the period from March 8, 2000 (inception) through September 30, 2004 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Laurier International, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2d to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
---------------------------------
Armando C. Ibarra, CPA-APC

November 22, 2004
Chula Vista, California

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                        As of              As of
                                                                     September 30,      December 31,
                                                                         2004              2003
                                                                      ---------         ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $     318         $      65
  Web site                                                                2,098             2,098
                                                                      ---------         ---------
TOTAL CURRENT ASSETS                                                      2,416             2,163

NET PROPERTY & EQUIPMENT                                                  1,761             2,289
                                                                      ---------         ---------
      TOTAL ASSETS                                                    $   4,177         $   4,452
                                                                      =========         =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                    $  18,250         $  13,750
  Note payable                                                           33,863            32,109
                                                                      ---------         ---------
TOTAL CURRENT LIABILITIES                                                52,113            45,859
                                                                      ---------         ---------

      TOTAL LIABILITIES                                                  52,113            45,859

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, ($.0001 par value, 20,000,000
   shares authorized; none issued and outstanding)                           --                --
  Common stock, ($.0001 par value, 80,000,000
   shares authorized; 5,501,000 shares outstanding
   as of September 30, 2004 and December 31, 2003)                          550               550
  Additional paid-in capital                                             87,313            87,313
  Deficit accumulated during development stage                         (135,799)         (129,270)
                                                                      ---------         ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (47,936)          (41,407)
                                                                      ---------         ---------

       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)             $   4,177         $   4,452
                                                                      =========         =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Operations
--------------------------------------------------------------------------------

                                                                                                       March 8, 2000
                                    Nine Months      Nine Months      Three Months     Three Months     (Inception)
                                       Ended            Ended            Ended            Ended           through
                                    September 30,    September 30,    September 30,    September 30,    September 30,
                                        2004             2003             2004             2003             2004
                                     -----------      -----------      -----------      -----------      -----------
REVENUES
  Revenues                           $        --      $        --      $        --      $        --      $        --
                                     -----------      -----------      -----------      -----------      -----------
TOTAL REVENUES                                --               --               --               --               --

TOTAL GENERAL & ADMINISTRATIVE
 EXPENSES                                  6,529           25,283            2,090            6,544          135,799
                                     -----------      -----------      -----------      -----------      -----------

NET INCOME (LOSS)                    $    (6,529)     $   (25,283)     $    (2,090)     $    (6,544)     $  (135,799)
                                     ===========      ===========      ===========      ===========      ===========

BASIC EARNINGS (LOSS) PER SHARE      $     (0.00)     $     (0.00)     $     (0.00)     $     (0.00)
                                     ===========      ===========      ===========      ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            5,501,000        5,501,000        5,501,000        5,501,000
                                     ===========      ===========      ===========      ===========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
      Consolidated Statement of Changes in Stockholders' Equity (Deficit)
            From March 8, 2000 (inception) through September 30, 2004
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                   Accumulated
                                                         Common       Additional     During
                                           Common        Stock         Paid-in     Development
                                           Stock         Amount        Capital        Stage           Total
                                           -----         ------        -------        -----           -----
Beginning balance, March 8, 2000                --     $       --     $       --    $       --     $       --

Stock issued for cash on August 1,
2000 @ $0.0001 per share                 5,000,000            500                                         500

Net income, December 31, 2000                                                               --             --
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2000               5,000,000            500             --            --            500
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 16,
2001 @ $0.15 per share                     231,000             23         34,627                       34,650

Stock issued for cash on May 1,
2001 @ $0.15 per share                       5,000                           750                          750

Stock issued for cash on June 8,
2001 @ $0.15 per share                      20,000              2          2,998                        3,000

Stock issued for cash on July 18,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on August 2,
2001 @ $0.15 per share                     110,000             11         16,489                       16,500

Stock issued for cash on August 13,
2001 @ $0.15 per share                      50,000              5          7,495                        7,500

Stock issued for cash on September 7,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on October 25,
2001 @ $0.15 per share                      15,000              2          2,248                        2,250

Net loss, December 31, 2001                                                            (47,341)       (47,341)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2001               5,451,000            545         67,605       (47,341)        20,809
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 1,
2002 @ $0.15 per share                      50,000              5          7,495                        7,500

Net loss, December 31, 2002                                                            (46,364)       (46,364)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2002               5,501,000            550         75,100       (93,705)       (18,055)
                                        ==========     ==========     ==========    ==========     ==========
Capital contribution                                                      12,213                       12,213

Net loss, December 31, 2003                                                            (35,565)       (35,565)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2003               5,501,000     $      550     $   87,313    $ (129,270)    $  (41,407)
                                        ==========     ==========     ==========    ==========     ==========
Net loss, September 30, 2004                                                            (6,529)        (6,529)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, SEPTEMBER 30, 2004              5,501,000     $      550     $   87,313    $ (135,799)    $  (47,936)
                                        ==========     ==========     ==========    ==========     ==========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                          March 8, 2000
                                            Nine Months     Nine Months    Three Months    Three Months    (Inception)
                                              Ended           Ended           Ended           Ended          through
                                           September 30,   September 30,   September 30,   September 30,   September 30,
                                               2004            2003            2004            2003            2004
                                             ---------       ---------       ---------       ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                          $  (6,529)      $ (25,283)      $  (2,090)      $  (6,544)      $(135,799)
  Depreciation expense                             528             529             177             177           1,776
  (Increase) decrease in prepaid expenses           --           3,411              --              --              --
  (Increase) decrease in web site                   --              --              --              --          (2,098)
  Increase (decrease) in accounts payable        4,500           5,248           1,500           1,920          18,250
                                             ---------       ---------       ---------       ---------       ---------
     NET CASH PROVIDED BY (USED IN)
      OPERATING ACTIVITIES                      (1,501)        (16,095)           (413)         (4,447)       (117,871)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment               --              --              --              --          (3,537)
                                             ---------       ---------       ---------       ---------       ---------
     NET CASH PROVIDED BY (USED IN)
      INVESTING ACTIVITIES                          --              --              --              --          (3,537)

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in notes payable                        1,754           5,440             315           4,500          33,863
  Common stock                                      --              --              --              --             550
  Additional paid- in capital                       --           9,413              --              73          87,313
                                             ---------       ---------       ---------       ---------       ---------
     NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES                       1,754          14,853             315           4,573         121,726
                                             ---------       ---------       ---------       ---------       ---------

NET INCREASE (DECREASE) IN CASH                    253          (1,242)            (98)            126             318

CASH AT BEGINNING OF PERIOD                         65           1,416             416              48              --
                                             ---------       ---------       ---------       ---------       ---------
CASH AT END OF PERIOD                        $     318       $     174       $     318       $     174       $     318
                                             =========       =========       =========       =========       =========

SUPPLEMENTAL  CASH FLOWS DISCLOSURES:
  Cash paid during period for interest       $      --       $      --       $      --       $      --
                                             =========       =========       =========       =========
  Cash paid during period for income taxes   $      --       $      --       $      --       $      --
                                             =========       =========       =========       =========
SUPPLEMENTAL NON-CASH DISCLOSURERS:
 Common stock issued for services            $      --       $      --       $      --       $      --
                                             =========       =========       =========       =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                            As of September 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on March 8, 2000, under the laws of the State of Delaware, as Laurier International, Inc. The Company is engaged in the business of using the map grid system for educational purposes. The Company has limited operations and in accordance with SFAS # 7, the Company is considered a development stage company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives ranging from 3 to 7 years.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                            As of September 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

E. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. TANGIBLE ASSET - WEB SITE

The amount represents the cost the Company incurred to set up their web site. The Company has deferred taking amortization on the asset until they begin to generate income.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                            As of September 30, 2004


NOTE 5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $135,799 during the period of March 8, 2000 (inception) to September 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 September 30,   December 31,
                                                     2004            2003
                                                   -------         -------

     Office Equipment                              $ 2,321         $ 2,321
     Equipment                                       1,216           1,216
                                                   -------         -------
       Total Property and Equipment                  3,537           3,537

       Less: Accumulated Depreciation               (1,776)         (1,248)
                                                   -------         -------
       Net Property and Equipment                  $ 1,761         $ 2,289
                                                   =======         =======

Depreciation expense for the nine months ended September 30, 2004 and for the year ended December 31, 2003 was $528 and $708 respectively.

NOTE 7. NOTE PAYABLE

The Company entered into an exclusive license agreement where they would pay (to the owner of the Copyright material "Geotheatre Productions, Inc.) a royalty of
7.5 percent of the net selling price of all products and goods in which the Geotheatre Education Resources are used. The minimum annual royalty shall be $18,000. As of September 30, 2004 there is an outstanding balance of $33,863.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                            As of September 30, 2004


NOTE 8. INCOME TAXES

                                                        As of September 30, 2004
                                                        ------------------------
     Deferred tax assets:
     Net operating tax carryforwards                            $ 36,212
     Other                                                             0
                                                                --------
     Gross deferred tax assets                                    36,212
     Valuation allowance                                         (36,212)
                                                                --------

     Net deferred tax assets                                    $      0
                                                                ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

     2000 Net Operating Income                                  $       0
     2001 Net Operating Loss                                      (47,341)
     2002 Net Operating Loss                                      (46,364)
     2003 Net Operating Loss                                      (35,565)
     2004 Net Operating Loss (nine months)                         (6,529)
                                                                ---------

     Net Operating Loss                                         $(135,799)
                                                                =========

As of September 30, 2004, the Company has a net operating loss carryforward of approximately $135,799, which will expire 20 years from the date the loss was incurred.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 1, 2000 the Company issued 5,000,000 shares of common stock for cash at $0.0001 per share.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                            As of September 30, 2004


NOTE 10. STOCK TRANSACTIONS (CONT.)

On March 16, 2001 the Company issued 231,000 shares of common stock for cash at $0.15 per share.

On May 1, 2001 the Company issued 5,000 shares of common stock for cash at $0.15 per share.

On June 8, 2001 the Company issued 20,000 shares of common stock for cash at $0.15 per share.

On July 18, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On August 2, 2001 the Company issued 110,000 shares of common stock for cash at $0.15 per share.

On August 13, 2001 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

On September 7, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On October 25, 2001 the Company issued 15,000 shares of common stock for cash at $0.15 per share.

On March 1, 2002 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

As of September 30, 2004 the Company had 5,501,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2004:

     * Preferred stock, $0.0001 par value: 20,000,000 shares authorized; -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized;
          5,501,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Laurier International, Inc.
(A Development Stage Company)

We have reviewed the accompanying consolidated balance sheet of Laurier International, Inc. (A Development Stage Company) as of June 30, 2004, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the six and three months ended June 30, 2004 and 2003; and for the period from March 8, 2000 (inception) through June 30, 2004 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Laurier International, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2d to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
---------------------------------
Armando C. Ibarra, CPA-APC

November 22, 2004
Chula Vista, California

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                        As of             As of
                                                                       June 30,         December 31,
                                                                         2004              2003
                                                                      ---------         ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $     416         $      65
  Web site                                                                2,098             2,098
                                                                      ---------         ---------
TOTAL CURRENT ASSETS                                                      2,514             2,163

NET PROPERTY & EQUIPMENT                                                  1,938             2,289
                                                                      ---------         ---------
      TOTAL ASSETS                                                    $   4,452         $   4,452
                                                                      =========         =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                    $  16,750         $  13,750
  Note payable                                                           33,548            32,109
                                                                      ---------         ---------
TOTAL CURRENT LIABILITIES                                                50,298            45,859
                                                                      ---------         ---------

      TOTAL LIABILITIES                                                  50,298            45,859

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, ($.0001 par value, 20,000,000
   shares authorized; none issued and outstanding)                           --                --
  Common stock, ($.0001 par value, 80,000,000
   shares authorized; 5,501,000 shares outstanding
   as of June 30, 2004 and December 31, 2003)                               550               550
  Additional paid-in capital                                             87,313            87,313
  Deficit accumulated during development stage                         (133,709)         (129,270)
                                                                      ---------         ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (45,846)          (41,407)
                                                                      ---------         ---------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)              $   4,452         $   4,452
                                                                      =========         =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Operations
--------------------------------------------------------------------------------

                                                                                                          March 8, 2000
                                          Six Months      Six Months     Three Months     Three Months     (Inception)
                                             Ended           Ended           Ended            Ended          through
                                           June 30,        June 30,        June 30,         June 30,        June 30,
                                             2004            2003            2004             2003            2004
                                          -----------     -----------     -----------      -----------     -----------
REVENUES
  Revenues                                $        --     $        --     $        --      $        --     $        --
                                          -----------     -----------     -----------      -----------     -----------
TOTAL REVENUES                                     --              --              --               --              --

TOTAL GENERAL & ADMINISTRATIVE EXPENSES         4,439          18,739           2,129            7,921         133,709
                                          -----------     -----------     -----------      -----------     -----------

NET INCOME (LOSS)                         $    (4,439)    $   (18,739)    $    (2,129)     $    (7,921)    $  (133,709)
                                          ===========     ===========     ===========      ===========     ===========

BASIC EARNINGS (LOSS) PER SHARE           $     (0.00)    $     (0.00)    $     (0.00)     $     (0.00)
                                          ===========     ===========     ===========      ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                  5,501,000       5,501,000       5,501,000        5,501,000
                                          ===========     ===========     ===========      ===========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
      Consolidated Statement of Changes in Stockholders' Equity (Deficit)
             From March 8, 2000 (inception) through June 30, 2004 4
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                   Accumulated
                                                         Common       Additional     During
                                           Common        Stock         Paid-in     Development
                                           Stock         Amount        Capital        Stage           Total
                                           -----         ------        -------        -----           -----
Beginning balance, March 8, 2000                --     $       --     $       --    $       --     $       --

Stock issued for cash on August 1,
2000 @ $0.0001 per share                 5,000,000            500                                         500

Net income, December 31, 2000                                                               --             --
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2000               5,000,000            500             --            --            500
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 16,
2001 @ $0.15 per share                     231,000             23         34,627                       34,650

Stock issued for cash on May 1,
2001 @ $0.15 per share                       5,000                           750                          750

Stock issued for cash on June 8,
2001 @ $0.15 per share                      20,000              2          2,998                        3,000

Stock issued for cash on July 18,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on August 2,
2001 @ $0.15 per share                     110,000             11         16,489                       16,500

Stock issued for cash on August 13,
2001 @ $0.15 per share                      50,000              5          7,495                        7,500

Stock issued for cash on September 7,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on October 25,
2001 @ $0.15 per share                      15,000              2          2,248                        2,250

Net loss, December 31, 2001                                                            (47,341)       (47,341)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2001               5,451,000            545         67,605       (47,341)        20,809
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 1,
2002 @ $0.15 per share                      50,000              5          7,495                        7,500

Net loss, December 31, 2002                                                            (46,364)       (46,364)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2002               5,501,000            550         75,100       (93,705)       (18,055)
                                        ==========     ==========     ==========    ==========     ==========
Capital contribution                                                      12,213                       12,213

Net loss, December 31, 2003                                                            (35,565)       (35,565)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2003               5,501,000     $      550     $   87,313    $ (129,270)    $  (41,407)
                                        ==========     ==========     ==========    ==========     ==========
Net loss, June 30., 2004                                                                (4,439)        (4,439)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, JUNE 30, 2004                   5,501,000     $      550     $   87,313    $ (133,709)    $  (45,846)
                                        ==========     ==========     ==========    ==========     ==========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                           March 8, 2000
                                                Six Months      Six Months   Three Months    Three Months   (Inception)
                                                  Ended           Ended         Ended           Ended        through
                                                 June 30,        June 30,      June 30,        June 30,      June 30,
                                                   2004            2003          2004            2003          2004
                                                 ---------      ---------      ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $  (4,439)     $ (18,739)     $  (2,129)     $  (7,921)     $(133,709)
  Depreciation expense                                 351            352            174            175          1,599
  (Increase) decrease in prepaid expenses               --          3,411             --            (44)            --
  (Increase) decrease in web site                       --             --             --             --         (2,098)
  Increase (decrease) in accounts payable            3,000          3,328          1,500          1,828         16,750
                                                 ---------      ---------      ---------      ---------      ---------
     NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES                                    (1,088)       (11,648)          (455)        (5,962)      (117,458)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment                   --             --             --             --         (3,537)
                                                 ---------      ---------      ---------      ---------      ---------
     NET CASH PROVIDED BY (USED IN) INVESTING
      ACTIVITIES                                        --             --             --             --         (3,537)

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in notes payable                            1,439            940            334          4,500         33,548
  Common stock                                          --             --             --             --            550
  Additional paid- in capital                           --          9,340             --          1,221         87,313
                                                 ---------      ---------      ---------      ---------      ---------
     NET CASH PROVIDED BY (USED IN) FINANCING
      ACTIVITIES                                     1,439         10,280            334          5,721        121,411
                                                 ---------      ---------      ---------      ---------      ---------

NET INCREASE (DECREASE) IN CASH                        351         (1,368)          (121)          (241)           416

CASH AT BEGINNING OF PERIOD                             65          1,416            537            289             --
                                                 ---------      ---------      ---------      ---------      ---------
CASH AT END OF PERIOD                            $     416      $      48      $     416      $      48      $     416
                                                 =========      =========      =========      =========      =========

SUPPLEMENTAL CASH FLOWS DISCLOSURES:
  Cash paid during period for interest           $      --      $      --      $      --      $      --
                                                 =========      =========      =========      =========
  Cash paid during period for income taxes       $      --      $      --      $      --      $      --
                                                 =========      =========      =========      =========
SUPPLEMENTAL NON-CASH DISCLOSURERS:
   Common stock issued for services              $      --      $      --      $      --      $      --
                                                 =========      =========      =========      =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                               As of June 30, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on March 8, 2000, under the laws of the State of Delaware, as Laurier International, Inc. The Company is engaged in the business of (using the map grid system) for educational purposes. The Company has limited operations and in accordance with SFAS # 7, the Company is considered a development stage company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives ranging from 3 to 7 years.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                               As of June 30, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

E. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. TANGIBLE ASSET - WEB SITE

The amount represents the cost the Company incurred to set up their web site. The Company has deferred taking amortization on the asset until they begin to generate income.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                               As of June 30, 2004


NOTE 5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $133,709 during the period of March 8, 2000 (inception) to June 30, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                   June 30,         December 31,
                                                     2004              2003
                                                   -------           -------

     Office Equipment                              $ 2,321           $ 2,321
     Equipment                                       1,216             1,216
                                                   -------           -------

           Total Property and Equipment              3,537             3,537

     Less: Accumulated Depreciation                 (1,599)           (1,248)
                                                   -------           -------

           Net Property and Equipment              $ 1,938           $ 2,289
                                                   =======           =======

Depreciation expense for the six months ended June 30, 2004 and for the year ended December 31, 2003 was $351 and $708 respectively.

NOTE 7.  NOTE PAYABLE

The Company entered into an exclusive license agreement where they would pay (to the owner of the Copyright material "Geotheatre Productions, Inc.) a royalty of
7.5 percent of the net selling price of all products and goods in which the Geotheatre Education Resources are used. The minimum annual royalty shall be $18,000. As of June 30, 2004 there is an outstanding balance of $33,548.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                               As of June 30, 2004


NOTE 8. INCOME TAXES

                                                             As of June 30, 2004
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 35,397
     Other                                                               0
                                                                  --------
     Gross deferred tax assets                                      35,397
     Valuation allowance                                           (35,397)
                                                                  --------

     Net deferred tax assets                                      $      0
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

     2000 Net Operating Income                                    $       0
     2001 Net Operating Loss                                        (47,341)
     2002 Net Operating Loss                                        (46,364)
     2003 Net Operating Loss                                        (35,565)
     2004 Net Operating Loss (six months)                            (4,439)
                                                                  ---------

     Net Operating Loss                                           $(133,709)
                                                                  =========

As of June 30, 2004, the Company has a net operating loss carryforward of approximately $133,709, which will expire 20 years from the date the loss was incurred.

NOTE 10.  STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 1, 2000 the Company issued 5,000,000 shares of common stock for cash at $0.0001 per share.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                               As of June 30, 2004


NOTE 10. STOCK TRANSACTIONS (CONT.)

On March 16, 2001 the Company issued 231,000 shares of common stock for cash at $0.15 per share.

On May 1, 2001 the Company issued 5,000 shares of common stock for cash at $0.15 per share.

On June 8, 2001 the Company issued 20,000 shares of common stock for cash at $0.15 per share.

On July 18, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On August 2, 2001 the Company issued 110,000 shares of common stock for cash at $0.15 per share.

On August 13, 2001 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

On September 7, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On October 25, 2001 the Company issued 15,000 shares of common stock for cash at $0.15 per share.

On March 1, 2002 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

As of June 30, 2004 the Company had 5,501,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2004:

     * Preferred stock, $0.0001 par value: 20,000,000 shares authorized; -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized;
          5,501,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors of
Laurier International, Inc.
(A Development Stage Company)

We have reviewed the accompanying consolidated balance sheet of Laurier International, Inc. (A Development Stage Company) as of March 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the three months ended March 31, 2004 and 2003; and for the period from March 8, 2000 (inception) through March 31, 2004 in accordance with Statements on Standards for Accounting Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Laurier International, Inc.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2d to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA-APC
-----------------------------------
Armando C. Ibarra, CPA-APC

November 22, 2004
Chula Vista, California

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                       As of             As of
                                                                      March 31,        December 31,
                                                                        2004              2003
                                                                      ---------         ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                $     537         $      65
  Web site                                                                2,098             2,098
                                                                      ---------         ---------
TOTAL CURRENT ASSETS                                                      2,635             2,163

NET PROPERTY & EQUIPMENT                                                  2,112             2,289
                                                                      ---------         ---------
      TOTAL ASSETS                                                    $   4,747         $   4,452
                                                                      =========         =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                    $  15,250         $  13,750
  Notes payable                                                          33,214            32,109
                                                                      ---------         ---------
TOTAL CURRENT LIABILITIES                                                48,464            45,859
                                                                      ---------         ---------

      TOTAL LIABILITIES                                                  48,464            45,859

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, ($.0001 par value, 20,000,000
   shares authorized; none issued and outstanding)                           --                --
  Common stock, ($.0001 par value, 80,000,000
   shares authorized; 5,501,000 shares outstanding
   as of March 31, 2004 and December 31, 2003)                              550               550
  Additional paid-in capital                                             87,313            87,313
  Deficit accumulated during development stage                         (131,580)         (129,270)
                                                                      ---------         ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (43,717)          (41,407)
                                                                      ---------         ---------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)              $   4,747         $   4,452
                                                                      =========         =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Operations
--------------------------------------------------------------------------------

                                                                                      March 8, 2000
                                               Three Months        Three Months        (Inception)
                                                   Ended               Ended             through
                                                 March 31,           March 31,           March 31,
                                                   2004                2003                2004
                                               -----------         -----------         -----------
REVENUES
  Revenues                                     $        --         $        --         $        --
                                               -----------         -----------         -----------
TOTAL REVENUES                                          --                  --                  --

TOTAL GENERAL & ADMINISTRATIVE EXPENSES              2,310              10,818             131,580
                                               -----------         -----------         -----------

NET INCOME (LOSS)                              $    (2,310)        $   (10,818)        $  (131,580)
                                               ===========         ===========         ===========

BASIC EARNINGS (LOSS) PER SHARE                $     (0.00)        $     (0.00)
                                               ===========         ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                       5,501,000           5,501,000
                                               ===========         ===========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
      Consolidated Statement of Changes in Stockholders' Equity (Deficit)
              From March 8, 2000 (inception) through March 31, 2004
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                   Accumulated
                                                         Common       Additional     During
                                           Common        Stock         Paid-in     Development
                                           Stock         Amount        Capital        Stage           Total
                                           -----         ------        -------        -----           -----
Beginning balance, March 8, 2000                --     $       --     $       --    $       --     $       --

Stock issued for cash on August 1,
2000 @ $0.0001 per share                 5,000,000            500                                         500

Net income, December 31, 2000                                                               --             --
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2000               5,000,000            500             --            --            500
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 16,
2001 @ $0.15 per share                     231,000             23         34,627                       34,650

Stock issued for cash on May 1,
2001 @ $0.15 per share                       5,000                           750                          750

Stock issued for cash on June 8,
2001 @ $0.15 per share                      20,000              2          2,998                        3,000

Stock issued for cash on July 18,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on August 2,
2001 @ $0.15 per share                     110,000             11         16,489                       16,500

Stock issued for cash on August 13,
2001 @ $0.15 per share                      50,000              5          7,495                        7,500

Stock issued for cash on September 7,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on October 25,
2001 @ $0.15 per share                      15,000              2          2,248                        2,250

Net loss, December 31, 2001                                                            (47,341)       (47,341)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2001               5,451,000            545         67,605       (47,341)        20,809
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 1,
2002 @ $0.15 per share                      50,000              5          7,495                        7,500

Net loss, December 31, 2002                                                            (46,364)       (46,364)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2002               5,501,000            550         75,100       (93,705)       (18,055)
                                        ==========     ==========     ==========    ==========     ==========
Capital contribution                                                      12,213                       12,213

Net loss, December 31, 2003                                                            (35,565)       (35,565)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2003               5,501,000     $      550     $   87,313    $ (129,270)    $  (41,407)
                                        ==========     ==========     ==========    ==========     ==========
Net loss, March 31, 2004                                                                (2,310)        (2,310)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, MARCH 31, 2004                  5,501,000     $      550     $   87,313    $ (131,580)    $  (43,717)
                                        ==========     ==========     ==========    ==========     ==========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows


                                                                                                   March 8, 2000
                                                               Three Months      Three Months       (Inception)
                                                                  Ended             Ended            through
                                                                 March 31,         March 31,         March 31,
                                                                   2004              2003              2004
                                                                 ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $  (2,310)        $ (10,818)        $(131,580)
  Depreciation expense                                                 177               177             1,425
  (Increase) decrease in prepaid expenses                               --             3,455                --
  (Increase) decrease in web site                                       --                --            (2,098)
  Increase (decrease) in accounts payable                            1,500             1,500            15,250
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             (633)           (5,686)         (117,003)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment                                   --                --            (3,537)
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --                --            (3,537)

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in notes payable                                            1,105            (3,560)           33,214
  Common stock                                                          --                --               550
  Additional paid- in capital                                           --             8,119            87,313
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            1,105             4,559           121,077
                                                                 ---------         ---------         ---------

NET INCREASE (DECREASE) IN CASH                                        472            (1,127)              537

CASH AT BEGINNING OF PERIOD                                             65             1,416                --
                                                                 ---------         ---------         ---------
CASH AT END OF PERIOD                                            $     537         $     289         $     537
                                                                 =========         =========         =========
SUPPLEMENTAL  CASH FLOWS DISCLOSURES:
  Cash paid during period for interest                           $      --         $      --
                                                                 =========         =========
  Cash paid during period for income taxes                       $      --         $      --
                                                                 =========         =========
SUPPLEMENTAL NON-CASH DISCLOSURERS:
   Common stock issued for services                              $      --         $      --
                                                                 =========         =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              As of March 31, 2004


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on March 8, 2000, under the laws of the State of Delaware, as Laurier International, Inc. The Company is engaged in the business of (using the map grid system) for educational purposes. The Company has limited operations and in accordance with SFAS # 7, the Company is considered a development stage company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives ranging from 3 to 7 years.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              As of March 31, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

E. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. TANGIBLE ASSET - WEB SITE

The amount represents the cost the Company incurred to set up their web site. The Company has deferred taking amortization on the asset until they begin to generate income.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              As of March 31, 2004


NOTE 5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $131,580 during the period of March 8, 2000 (inception) to March 31, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 March 31,        December 31,
                                                   2004              2003
                                                 -------           -------

     Office Equipment                            $ 2,321           $ 2,321
     Equipment                                     1,216             1,216
                                                 -------           -------

           Total Property and Equipment            3,537             3,537

     Less: Accumulated Depreciation               (1,425)           (1,248)
                                                 -------           -------

           Net Property and Equipment            $ 2,112           $ 2,289
                                                 =======           =======

Depreciation expense for the three months ended March 31, 2004 and for the year ended December 31, 2003 was $177 and $708 respectively.

NOTE 7. NOTE PAYABLE

The Company entered into an exclusive license agreement where they would pay (to the owner of the Copyright material "Geotheatre Productions, Inc.) a royalty of
7.5 percent of the net selling price of all products and goods in which the Geotheatre Education Resources are used. The minimum annual royalty shall be $18,000. As of March 31, 2004 there is an outstanding balance of $33,214.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              As of March 31, 2004


NOTE 8. INCOME TAXES

                                                            As of March 31, 2004
                                                            --------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 34,566
     Other                                                               0
                                                                  --------
     Gross deferred tax assets                                      34,566
     Valuation allowance                                           (34,566)
                                                                  --------

     Net deferred tax assets                                      $      0
                                                                  ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

     2000 Net Operating Income                                    $       0
     2001 Net Operating Loss                                        (47,341)
     2002 Net Operating Loss                                        (46,364)
     2003 Net Operating Loss                                        (35,565)
     2004 Net Operating Loss (1st. Qtr.)                             (2,310)
                                                                  ---------

     Net Operating Loss                                           $(131,580)
                                                                  =========

As of March 31, 2004, the Company has a net operating loss carryforward of approximately $131,580, which will expire 20 years from the date the loss was incurred.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 1, 2000 the Company issued 5,000,000 shares of common stock for cash at $0.0001 per share.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              As of March 31, 2004


NOTE 10. STOCK TRANSACTIONS (CONT.)

On March 16, 2001 the Company issued 231,000 shares of common stock for cash at $0.15 per share.

On May 1, 2001 the Company issued 5,000 shares of common stock for cash at $0.15 per share.

On June 8, 2001 the Company issued 20,000 shares of common stock for cash at $0.15 per share.

On July 18, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On August 2, 2001 the Company issued 110,000 shares of common stock for cash at $0.15 per share.

On August 13, 2001 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

On September 7, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On October 25, 2001 the Company issued 15,000 shares of common stock for cash at $0.15 per share.

On March 1, 2002 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

As of March 31, 2004 the Company had 5,501,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2004:

     * Preferred stock, $0.0001 par value: 20,000,000 shares authorized; -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized;
          5,501,000 shares issued and outstanding.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Laurier International, Inc.
(A Development Stage Company)

We  have  audited  the  accompanying  consolidated  balance  sheets  of  Laurier
International, Inc. as of December 31, 2003 and 2002 and the related consiolidated statements of operations, changes in stockholders' equity and cash flows for years then ended and for the period of March 8, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laurier International, Inc. as of December 31, 2003 and 2002, and the results of their operations and its cash flows for the years then ended and for the period of March 8, 2000 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2d to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, C.P.A.
----------------------------------
ARMANDO C. IBARRA, CPA

November 21 2004
Chula Vista, Ca. 91910

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                          As of               As of
                                                                       December 31,        December 31,
                                                                          2003                2002
                                                                        ---------           ---------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $      65           $   1,416
  Prepaid expenses                                                             --               3,455
  Web site                                                                  2,098               2,098
                                                                        ---------           ---------
TOTAL CURRENT ASSETS                                                        2,163               6,969

NET PROPERTY & EQUIPMENT                                                    2,289               2,997
                                                                        ---------           ---------

      TOTAL ASSETS                                                      $   4,452           $   9,966
                                                                        =========           =========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Accounts payable                                                      $  13,750           $  10,050
  Notes payable                                                            32,109              17,971
                                                                        ---------           ---------
TOTAL CURRENT LIABILITIES                                                  45,859              28,021
                                                                        ---------           ---------

      TOTAL LIABILITIES                                                    45,859              28,021

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, ($.0001 par value, 20,000,000
   shares authorized; none issued and outstanding)                             --                  --
  Common stock, ($.0001 par value, 80,000,000
   shares authorized; 5,501,000 shares outstanding
   as of December 31, 2003, and December 31, 2002)                            550                 550
  Additional paid-in capital                                               87,313              75,100
  Deficit accumulated during development stage                           (129,270)            (93,705)
                                                                        ---------           ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      (41,407)            (18,055)
                                                                        ---------           ---------
       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)               $   4,452           $   9,966
                                                                        =========           =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Operations
--------------------------------------------------------------------------------

                                                                                 March 8, 2000
                                                                                  (Inception)
                                             Year Ended         Year Ended          through
                                             December 31,       December 31,      December 31,
                                                2003               2002              2003
                                             -----------        -----------       -----------
REVENUES
  Revenues                                   $        --        $        --       $        --
                                             -----------        -----------       -----------
TOTAL REVENUES                                        --                 --                --

TOTAL GENERAL & ADMINISTRATIVE EXPENSES           35,565             46,364           129,270
                                             -----------        -----------       -----------

NET INCOME (LOSS)                            $   (35,565)       $   (46,364)      $  (129,270)
                                             ===========        ===========       ===========

BASIC EARNINGS (LOSS) PER SHARE              $     (0.01)       $     (0.01)
                                             ===========        ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                     5,501,000          5,492,918
                                             ===========        ===========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
       Consolidated Statement of Changes in Stockholders' Equity (Deficit)
            From March 8, 2000 (inception) through December 31, 2003
--------------------------------------------------------------------------------

                                                                                     Deficit
                                                                                   Accumulated
                                                         Common       Additional     During
                                           Common        Stock         Paid-in     Development
                                           Stock         Amount        Capital        Stage           Total
                                           -----         ------        -------        -----           -----
Beginning balance, March 8, 2000                --     $       --     $       --    $       --     $       --

Stock issued for cash on August 1,
2000 @ $0.0001 per share                 5,000,000            500                                         500

Net income, December 31, 2000                                                               --             --
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2000               5,000,000            500             --            --            500
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 16,
2001 @ $0.15 per share                     231,000             23         34,627                       34,650

Stock issued for cash on May 1,
2001 @ $0.15 per share                       5,000                           750                          750

Stock issued for cash on June 8,
2001 @ $0.15 per share                      20,000              2          2,998                        3,000

Stock issued for cash on July 18,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on August 2,
2001 @ $0.15 per share                     110,000             11         16,489                       16,500

Stock issued for cash on August 13,
2001 @ $0.15 per share                      50,000              5          7,495                        7,500

Stock issued for cash on September 7,
2001 @ $0.15 per share                      10,000              1          1,499                        1,500

Stock issued for cash on October 25,
2001 @ $0.15 per share                      15,000              2          2,248                        2,250

Net loss, December 31, 2001                                                            (47,341)       (47,341)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2001               5,451,000            545         67,605       (47,341)        20,809
                                        ==========     ==========     ==========    ==========     ==========
Stock issued for cash on March 1,
2002 @ $0.15 per share                      50,000              5          7,495                        7,500

Net loss, December 31, 2002                                                            (46,364)       (46,364)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2002               5,501,000            550         75,100       (93,705)       (18,055)
                                        ==========     ==========     ==========    ==========     ==========
Capital contribution                                                      12,213                       12,213

Net loss, December 31, 2003                                                            (35,565)       (35,565)
                                        ----------     ----------     ----------    ----------     ----------
BALANCE, DECEMBER 31, 2003               5,501,000     $      550     $   87,313    $ (129,270)    $  (41,407)
                                        ==========     ==========     ==========    ==========     ==========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                   March 8, 2000
                                                                                                    (Inception)
                                                                Year Ended        Year Ended          through
                                                                December 31,      December 31,      December 31,
                                                                   2003              2002              2003
                                                                 ---------         ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $ (35,565)        $ (46,364)        $(129,270)
  Depreciation expense                                                 708               524             1,248
  (Increase) decrease in prepaid expenses                            3,455            (3,455)               --
  (Increase) decrease in web site                                       --            (2,098)           (2,098)
  Increase (decrease) in accounts payable                            3,700             5,026            13,750
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (27,702)          (46,367)         (116,370)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property & equipment                                   --            (2,617)           (3,537)
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               --            (2,617)           (3,537)

CASH FLOWS FROM FINANCING ACTIVITIES
  Change in notes payable                                           14,138             4,521            32,109
  Common stock                                                          --                 5               550
  Additional paid- in capital                                       12,213             7,495            87,313
                                                                 ---------         ---------         ---------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           26,351            12,021           119,972
                                                                 ---------         ---------         ---------

NET INCREASE (DECREASE) IN CASH                                     (1,351)          (36,963)               65

CASH AT BEGINNING OF YEAR                                            1,416            38,379                --
                                                                 ---------         ---------         ---------
CASH AT END OF YEAR                                              $      65         $   1,416         $      65
                                                                 =========         =========         =========
SUPPLEMENTAL CASH FLOWS DISCLOSURES:
  Cash paid during year for interest                             $      --         $      --
                                                                 =========         =========
  Cash paid during year for income taxes                         $      --         $      --
                                                                 =========         =========
SUPPLEMENTAL NON-CASH DISCLOSURERS:
  Common stock issued for services                               $      --         $      --
                                                                 =========         =========

                 See Notes to Consolidated Financial Statements

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated on March 8, 2000, under the laws of the State of Delaware, as Laurier International, Inc. The Company is engaged in the business of using the map grid system for educational purposes. The Company has limited operations and in accordance with SFAS # 7, the Company is considered a development stage company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31, year-end.

B. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

C. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment and fixtures are being depreciated using the straight-line method over the estimated asset lives ranging from 3 to 7 years.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. DEVELOPMENT STAGE

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

E. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

F. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common or preferred stock.

NOTE 4. TANGIBLE ASSET - WEB SITE

The amount represents the cost the Company incurred to set up their web site. The Company has deferred taking amortization on the asset until they begin to generate income.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 5. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $129,270 during the period of March 8, 2000 (inception) to December 31, 2003. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                December 31,      December 31,
                                                   2003              2002
                                                 -------           -------

     Office Equipment                            $ 2,321           $ 2,321
     Equipment                                     1,216             1,216
                                                 -------           -------

           Total Property and Equipment            3,537             3,537

     Less: Accumulated Depreciation               (1,248)             (540)
                                                 -------           -------

           Net Property and Equipment            $ 2,289           $ 2,997
                                                 =======           =======

Depreciation expense for the years ended December 31, 2003 and 2002 was $ 708 and $524 respectively.

NOTE 7. NOTE PAYABLE

The Company entered into an exclusive license agreement where they would pay (to the owner of the Copyright material "Geotheatre Productions, Inc.) a royalty of
7.5 percent of the net selling price of all products and goods in which the Geotheatre Education Resources are used. The minimum annual royalty shall be $18,000. As of December 31, 2003 there is an outstanding balance of $32,109.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 8. INCOME TAXES

                                                         As of December 31, 2003
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $ 33,665
     Other                                                              0
                                                                 --------
     Gross deferred tax assets                                     33,665
     Valuation allowance                                          (33,665)
                                                                 --------

     Net deferred tax assets                                     $      0
                                                                 ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 9. SCHEDULE OF NET OPERATING LOSSES

     2000 Net Operating Income                                   $       0
     2001 Net Operating Loss                                       (47,341)
     2002 Net Operating Loss                                       (46,364)
     2003 Net Operating Loss                                       (35,565)
                                                                 ---------

     Net Operating Loss                                          $(129,270)
                                                                 =========

As of December 31, 2003, the Company has a net operating loss carryforward of approximately $129,270, which will expire 20 years from the date the loss was incurred.

NOTE 10. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On August 1, 2000 the Company issued 5,000,000 shares of common stock for cash at $0.0001 per share.

                           LAURIER INTERNATIONAL, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                             As of December 31, 2003


NOTE 10. STOCK TRANSACTIONS (CONT.)

On March 16, 2001 the Company issued 231,000 shares of common stock for cash at $0.15 per share.

On May 1, 2001 the Company issued 5,000 shares of common stock for cash at $0.15 per share.

On June 8, 2001 the Company issued 20,000 shares of common stock for cash at $0.15 per share.

On July 18, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On August 2, 2001 the Company issued 110,000 shares of common stock for cash at $0.15 per share.

On August 13, 2001 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

On September 7, 2001 the Company issued 10,000 shares of common stock for cash at $0.15 per share.

On October 25, 2001 the Company issued 15,000 shares of common stock for cash at $0.15 per share.

On March 1, 2002 the Company issued 50,000 shares of common stock for cash at $0.15 per share.

As of December 31, 2003 the Company had 5,501,000 shares of common stock issued and outstanding.

NOTE 11. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2003:

     * Preferred stock, $0.0001 par value: 20,000,000 shares authorized; -0-shares issued and outstanding.

     *    Common  stock,  $0.0001  par  value:   80,000,000  shares  authorized;
          5,501,000 shares issued and outstanding.

[Outside Back Cover Page]

Dealer Prospectus Delivery Obligation

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Revised Statutes Section 78.7502, 78.751, and 78.752 allow us to indemnify our officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933. Our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by Delaware law. We may enter into agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

     Registration Fee                                            $    13.83
     Legal Fees and Expenses                                        5000.00
     Accounting Fees and Expenses                                   2500.00
     Printing                                                        500.00
     Miscellaneous Expenses                                         1000.00
                                                                 ----------
         Total                                                   $  9013.83
                                                                 ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a summary of our transactions during the last three years preceding the date hereof involving sales of our securities that were not registered under the Securities Act of 1933:

On August 1, 2000, we issued for $500 cash, 5,000,000 shares at $.0001 per share to Les Scott, a former Director, in connection with founding the Company. On September 6, 2000, in a private transaction these 5,000,000 shares were purchased by John Bracey at a price of $.0001 per share for a total of $500, who in turn, in a private transaction, sold 2,000,000 shares to Katherine E. Bracey at a price of $.0001 per share for a total of $200.

From March 2001 to March 2002, we issued for cash 501,000 common shares to the following 39 shareholders, none of whom are citizens or residents of the United
States:

Stock issued for cash on March 16, 2001 @ $.15 per share:

     William Bazaluk purchased 10,000 shares for $1,500
     R. Marshall Bertram purchased 7,000 shares for $1,050
     Erin Bevans purchased 7,000 shares for $1,050
     Aldo Canil purchased 10,000 shares for $1,500
     Eugene Chan purchased 10,000 shares for $1,500
     Lawrence Chong purchased 10,000 shares for $1,500
     Robert Connop purchased 10,000 shares for $1,500
     Cameron Doner purchased 10,000 shares for $1,500

     Joe Duminuco purchased 10,000 shares for $1,500
     Kaare G. Foy purchased 15,000 shares for $2,250
     Lynn Kozmak purchased 10,000 shares for $1,500
     Peter Maclean purchased 7,000 shares for $1,050
     Darcy McConnell purchased 10,000 shares for $1,500
     Richard Murakami purchased 7,000 shares for $1,050
     Oceanic Management Ltd. purchased 10,000 shares for $1,500

     Francoise R. Otto purchased 10,000 shares for $1,500 (On March 15, 2002, in a private transaction, these 10,000 shares were sold to a current shareholder, Evelyn M. Santos)

     Wendy Ratcliffe purchased 5,000 shares for $750
     Terence A. Riley purchased 5,000 shares for $750
     Evelyn M. Santos purchased 7,000 shares for $1,050 Gordon Toy purchased 7,000 shares for $1,050
     G. Joyce Visser purchased 10,000 shares for $1,500 Peter Walton purchased 7,000 shares for $1,050
     Gordon Wick purchased 10,000 shares for $1,500
     Michael Allan Wilson purchased 10,000 shares for $1,500 Earl Zubroniewich purchased 7,000 shares for $1,050
* Total of 231,000 shares purchased for $34,650

Stock issued for cash on May 1, 2001 @ $.15 per share:
     Victoria Maksymetz purchased 5,000 shares for $750.00

Stock  issued  for  cash on June  8,  2001 @ $.15  per  share:
     William Chomiak purchased 10,000 shares for $1,500
     Grace Massey purchased 5,000 shares for $750
     Greg Smith purchased 5,000 shares for $750
* Total of 20,000 shares purchased for $3,000

Stock issued for cash on July 18, 2001 @ $.15 per share:
     Stockworks Capital USA, Inc. purchased 10,000 shares for $1,500

Stock issued for cash on August 2, 2001 @ $.15 per share:
     Ming Capital Enterprises Ltd. purchased 50,000 shares for $7,500 Shangri-La Investments, Inc. purchased 50,000 shares for $7,500
     J. Michael Page purchased 10,000 shares for $1,500
* Total 110,000 shares purchased for a total of $16,500

Stock issued for cash on August 13, 2001 @ $.15 per share:
     Checkers Investments Ltd. purchased 50,000 shares for $7,500

Stock issued for cash on September 7, 2001 @ $.15 per share:
     Joseph Dauenhauer purchased 10,000 shares for $1,500

Stock  issued  for  cash on  October  25,  2001 @ $.15 per  share:
     Chris Noble purchased 5,000 shares for $750
     Andrew Coldicutt purchased 10,000 shares for $1,500 (This shareholder is also the beneficial owner of the shares purchased by Stockworks Capital USA)
* Total of 15,000 shares purchased for $2,250

Stock issued for cash on March 1, 2002 @ $.15 per share:
     Great Asset Company Ltd purchased 50,000 shares for $7,500

These transactions were deemed exempt from registration under the Securities Act of 1933 in reliance upon Regulation S category 3 of Rule 903. To wit: (A1) The offer or sale was made in an offshore transaction; (A2) No directed selling efforts were made in the United States; and (B1) The purchaser certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act; (B2) The purchaser of the securities agreed to resell such securities only in accordance with the provisions of U.S. securities laws; (B3) The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (B4) We have agreed in writing to refuse to register any transfer of the securities not made in accordance with the provisions of U.S. securities laws.

None of these transactions employed the use of an underwriter.

ITEM 27. EXHIBITS.


3.1   Articles of Incorporation*
3.2   By-Laws*
4.1   Specimen Common Stock Certificate*
5.1   Opinion Regarding Legality*
10.1  Exclusive License Agreement*
10.2  Amendment to Exclusive License Agreement dated 7-11-03*
10.3  Amendment to Exclusive License Agreement dated 9-15-03*
15    Letter on unaudited interim financial information*
21    Subsidiaries*
23.1  Consent of Counsel (included in Exhibit 5.1)*
23.2  Consent of Auditor regarding September 30, 2004 financial statements
23.3  Consent of Auditor regarding June 30, 2004 financial statements
23.4  Consent of Auditor regarding March 31, 2004 financial statements
23.5  Consent of Auditor regarding December 31, 2003 financial statements


----------
*    Previously filed.

ITEM 28. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Kelowna, British Columbia on December 1, 2004.


                              LAURIER INTERNATIONAL, INC. (Registrant)


                              By: /s/ John Bracey
                                 -----------------------------------------
                                 John Bracey, President


/s/ John Bracey                                               12/1/2004
-----------------------------------------                   ------------
John Bracey, President (Chief Executive Officer)                 Date


/s/ John Bracey                                               12/1/2004
-----------------------------------------                   ------------
John Bracey, Treasurer (Chief Financial Officer)                 Date


/s/ John Bracey                                               12/1/2004
-----------------------------------------                   ------------
John Bracey, Principal Accounting Officer                        Date


/s/ John Bracey                                               12/1/2004
-----------------------------------------                   ------------
John Bracey, Director                                            Date


/s/ Katherine E. Bracey                                       12/1/2004
-----------------------------------------                   ------------
Katherine E. Bracey, Director                                    Date